                                                                    EXHIBIT 10.7


                             COLUMBIA BUILDING LEASE
                             -----------------------





                                     BETWEEN

                     FRED HUTCHINSON CANCER RESEARCH CENTER

                                   AS LANDLORD

                                       AND

                               CORIXA CORPORATION

                                    AS TENANT



                               OCTOBER 28TH, 1994

                            COLUMBIA BUILDING LEASE

                                      INDEX

                                                                      Page
                                                                      ----

1.    Basic Lease Provisions..........................................   1
2.    Premises and Parking............................................   2
      2.1    Premises.................................................   2
      2.2    Vehicle Parking..........................................   2
      2.3    Conference Room..........................................   2
3.    Term............................................................   2
      3.1    Term.....................................................   2
      3.2    Extension Options........................................   2
4.    Rent............................................................   3
      4.1    Base Rent................................................   3
      4.2    Option Period Base Rent Adjustment.......................   3
      4.3    Operating Expenses.......................................   3
      4.4    Other Services...........................................   5
5.    Security Deposit................................................   5
6.    Use.............................................................   5
      6.1    Use......................................................   5
      6.2    Compliance With Laws.....................................   6
7.    Condition of Premises...........................................   7
      7.1    Condition of Premises/Improvements by Landlord...........   7
      7.2    Acceptance of Premises...................................   8
      7.3    Acknowledgement as to Hazardous Substances...............   8
8.    Maintenance, Repairs and Alterations............................   8
      8.1    Landlord's Obligations...................................   8
      8.2    Tenant's Obligations.....................................   9
      8.3    Alterations and Additions................................   9
      8.4    Utility Additions........................................  11
9.    Signs...........................................................  11
10.   Insurance; Indemnity............................................  11
      10.1   Insurance to be Maintained by Tenant.....................  11
      10.2   Property Insurance.......................................  11
      10.3   Insurance Policies.......................................  12
      10.4   Waiver of Subrogation....................................  12
      10.5   Indemnity................................................  12
      10.6   Exemption of Landlord from Liability.....................  13
11.   Hazardous Substances............................................  13
      11.1   Compliance with Law......................................  13
      11.2   Tenant's Obligation to Obtain Permits....................  13
      11.3   Inventory................................................  14
      11.4   Hazardous Wastes.........................................  14
      11.5   Biomedical and Biohazardous Wastes.......................  14

                                                                      Page
                                                                      ----

      11.6   Radioactive Material.....................................  14
      11.7   Cleanup Obligations......................................  14
      11.8   Indemnity................................................  15
      11.9   Definition of Hazardous Substance........................  15
12.   Common Areas....................................................  16
      12.1   Definition...............................................  16
      12.2   Common Areas.............................................  16
      12.3   Common Areas - Rules and Regulations.....................  16
      12.4   Common Areas - Changes...................................  16
13.   Security Measures...............................................  17
14.   Easements.......................................................  18
15.   Damage or Destruction...........................................  18
      15.1   Definitions..............................................  18
      15.2   Partial Damage...........................................  18
      15.3   Total Destruction........................................  19
      15.4   Tenant's Right to Terminate..............................  19
      15.5   Damage Near End of Term..................................  19
      15.6   Abatement of Rent; Tenant's Remedies.....................  19
      15.7   Termination - Advance Payments...........................  20
      15.8   Waiver...................................................  20
16.   Property Taxes..................................................  20
      16.1   Real Property Taxes......................................  20
      16.2   Personal Property Taxes..................................  20
17.   Confidentiality.................................................  20
18.   Assignment and Subletting.......................................  21
19.   Default; Remedies...............................................  21
      19.1   Default..................................................  21
      19.2   Remedies.................................................  22
      19.3   Default by Landlord......................................  22
20.   Condemnation....................................................  22
21.   Estoppel Certificate............................................  23
22.   Expansion Space.................................................  23
      22.1 Expansion Option...........................................  23
      22.2 Right of First Refusal.....................................  24
      22.3 Condition of Expansion Space...............................  24
23.   Transfer by Landlord............................................  24
24.   Additional Rent.................................................  24
25.   Arbitration.....................................................  24
26.   Notices.........................................................  24
27.   Landlord's Access...............................................  24
28.   Waivers.........................................................  25
29.   Recording.......................................................  25
30.   Holding Over....................................................  25
31.   Covenants and Conditions........................................  25

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                                                                      ----

32.   Binding Effect; Choice of Law...................................  25
33.   Quiet Possession................................................  25
34.   Subordination...................................................  26
35.   Time of Essence.................................................  26
36.   Attorney's Fees.................................................  26
37.   Merger..........................................................  26
38.   Interest on Past-due Obligations................................  26
39.   Severability....................................................  26
40.   Real Estate Commission..........................................  27
41.   Incorporation of Prior Agreements; Amendments...................  27
42.   Authority.......................................................  27
43.   Contingency.....................................................  27

                             COLUMBIA BUILDING LEASE

        This Lease is made as of October 28th, 1994 by and between Fred Hutchinson Cancer Research Center, a Washington nonprofit corporation ("Landlord") and Corixa Corporation, a Delaware corporation ("Tenant").

        The parties hereby agree as follows:

1.      BASIC LEASE PROVISIONS.

        LESSOR:                      Fred Hutchinson Cancer Research Center

        Address for Notices:         1124 Columbia Street, MS LE-201
                                     Seattle, WA 98104
        (Other than Relating to      Attn:  Wayne Potter
        Hazardous Substances)        Tel:  (206) 667-5201; Fax: (206) 667-5104

        (Relating to Hazardous       1124 Columbia Street, MS LE-201
        Substances)                  Seattle, WA 98104
                                     Attn: Stephen Benedict
                                     Tel: (206) 667-4258; Fax: (206) 667-5104

        LESSEE:                      Corixa Corporation

        Address for Notices:         1124 Columbia Street, Fourth Floor
                                     Seattle, WA 98104
                                     Tel:  206 667-5711; Fax: 206 667 5715

        ADDRESS OF PREMISES:         Columbia Building
                                     1124 Columbia Street
                                     Seattle, WA 98104

        LEASE TERM:                  Two years, with extension options for eight
                                     months and for twelve months

        COMMENCEMENT DATE:           January 15, 1995 (subject to Section 7.1
                                     below)

        TERMINATION DATE:            January 14, 1997, unless earlier terminated
                                     or extended

        RENT:                        See Section 4 below

        USES OF PREMISES:            Cancer, infectious diseases and biomedical
                                     research, and related purposes as described in Section 6 below

                                   COLUMBIA BUILDING LEASE

        This Lease is made as of October __, 1994 by and between Fred Hutchinson Cancer Research Center, a Washington nonprofit corporation ("Landlord") and Corixa Corporation, a Delaware corporation ("Tenant").

        The parties hereby agree as follows:

        BASIC LEASE PROVISIONS

        LESSOR:                      Fred Hutchinson Cancer Research Center

        Address for Notices:         1124 Columbia Street, MS LE-201
                                     Seattle, WA 98104
        (Other than Relating to      Attn: Wayne Potter
        Hazardous Substances)        Tel: (206) 667-5201; Fax: (206) 667-5104

        (Relating to Hazardous       1124 Columbia Street, MS LE-201
        Substances)                  Seattle, WA 98104
                                     Attn: Stephen Benedict
                                     Tel: (206) 667-4258; Fax: (206) 667-5104

        LESSEE:                      Corixa Corporation

        Address for Notices:         1124 Columbia Street, Fourth Floor
                                     Seattle, WA 98104
                                     Tel: ______________; Fax: ______________

        ADDRESS OF PREMISES:         Columbia Building
                                     1124 Columbia Street
                                     Seattle, WA 98104

        LEASE TERM:                  Two years, with extension options for eight
                                     months and for twelve months

        COMMENCEMENT DATE:           January 15, 1995 (subject to Section 7.1
                                     below)

        TERMINATION DATE:            January 14, 1997, unless earlier terminated
                                     or extended

        RENT:                        See Section 4 below

        USES OF PREMISES:            Cancer, infectious diseases and biomedical
                                     research, and related purposes as described in Section 6 below

2.      PREMISES AND PARKING

        2.1 PREMISES. Landlord hereby leases to Tenant and Tenant leases from Landlord on the terms stated in this Lease 14,000 total rentable square feet of laboratory and office space ("Premises") on the fourth floor of the building commonly known as the Columbia Building ("Building") and located on the real property legally described on Exhibit A to this Lease ("Property"). The Premises is generally depicted on Exhibit B to this Lease. The Premises, the Building and the Property and all other improvements on the Property are referred to collectively as the "Research Complex."

        2.2 VEHICLE PARKING. Landlord agrees to rent to Tenant up to forty-five
(45) parking stalls at the same rates that Landlord charges its employees for similar stalls. Tenant may elect to rent either reserved stalls in Landlord's parking garage commonly known as the Invex Garage or non-reserved stalls in Landlord's surface parking lots commonly known as the Boren and James Lots. As of the date of this Lease, the rate for reserved parking stalls is $68.00 per month and the rate for non-reserved parking stalls is $52.00 per month. These parking rates may be adjusted by Landlord from time to time in accordance with any adjustments in such rates to Landlord's employees for similar parking stalls. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant's employees, suppliers, shippers, customers, or invitees to be loaded, unloaded, or parked in areas other than those designated in writing by Landlord for such activities. Tenant will monitor and manage the use of its parking stalls, and will coordinate with Landlord on any parking management or monitoring issues. Tenant agrees that Landlord shall not be responsible for any damage to any vehicles parked in Landlord's parking garage or lots, or the theft of such vehicles or their contents.

        2.3 CONFERENCE ROOM. Tenant shall have the non-exclusive right to use the conference room that is being installed in the room currently identified as Room 478, jointly with other occupants of the fourth floor of the Building.

3.      TERM.

        3.1 TERM. The term of this Lease shall be for twenty-four (24) months commencing January 15, 1995 and ending January 14, 1997, unless sooner terminated pursuant to any provision hereof ("Term"). Notwithstanding the foregoing, after execution of this Lease, Tenant shall have access to and use of the Premises without charge; provided that Tenant's use of the Premises shall not interfere with Landlord's performance of work described in Section 7.1 below.

        3.2 EXTENSION OPTIONS. Landlord hereby grants Tenant two (2) options to extend the Term of the Lease, on the same terms and conditions as those previously in effect, except that Base Rent shall be increased as specified in
Section 4.3 below. The first extension option shall be for an additional term of eight (8) months commencing upon expiration of the initial Term of the Lease; and the second extension option shall be for an additional term of twelve (12) months commencing at the end of the previously extended Term ("Option Periods"). To exercise an extension option, Tenant shall give Landlord at least five (5) months written notice prior to expiration of the initial or previously extended Lease Term.

4.      RENT.

        4.1 BASE RENT. Tenant agrees to pay Landlord annual base rent at the rate of $28.00 per rentable square foot, payable in twelve equal monthly installments in advance on the first day of each calendar month ("Base Rent"). Base Rent shall be paid by Tenant to Landlord at the address shown on Section 1 of this Lease or such other place as Landlord may designate by notice to Tenant. Base Rent for any period during the term of this Lease which is less than one month shall be a pro rata portion of the Base Rent. Base Rent shall be increased each Option Period based on the annual increase in the Consumer Price Index as specified in Section 4.2 below. Upon execution of this Lease, Tenant shall pay Landlord the first month's Base Rent and Tenant's Pro Rata Share of Operating Expenses (as defined in Section 4.3). Notwithstanding any other provision of this Lease, in no event shall Tenant's obligation to pay Base Rent commence sooner than sixty (60) days after substantial completion of the work Landlord is required to perform pursuant to Subsection 7.1(a) below.

        4.2 OPTION PERIOD BASE RENT ADJUSTMENT. For each Option Period, Base Rent shall be increased by the percentage of increase in the Consumer Price Index (defined below) over the preceding twelve (12) month period ("Rent Adjustment Period"), measured by the percentage difference between the Consumer Price Index most recently published in the calendar month immediately preceding the Option Period commencement date and (a) for the first Option Period, the Consumer Price Index most recently published in the calendar month immediately preceding the commencement date of this Lease, or (b) for the second Option Period, the Consumer Price Index most recently published in the calendar month immediately preceding commencement of the first Option Period. In no event, however, shall the increase in Base Rent for any Option Period be less than three percent (3%) or more than seven percent (7%). "Consumer Price Index" shall mean the Consumer Price Index - All Urban Consumers, 1988 Revision (1982-84 =
100), which is published semiannually (June and December) by the United States Bureau of Labor Statistics for the City of Seattle, or such comparable successor index as may be published by the United States Bureau of Labor Statistics from time to time. If the Consumer Price Index is discontinued, the parties shall select another similar index which reflects consumer prices, and if the parties cannot agree on another index, it shall be selected by binding arbitration pursuant to the terms of this Lease. If arbitration is required to select another index, Tenant shall continue to pay an amount equal to the Base Rent or adjusted Base Rent last payable until the new adjusted Base Rent can be determined, at which time Tenant shall pay any additional amounts owed for that Option Period based on the new adjusted Base Rent as determined by the arbitration and Tenant will thereafter pay the new adjusted Base Rent.

        4.3 OPERATING EXPENSES.

               (a) In addition to Base Rent, Tenant shall pay Landlord as additional rent Tenant's "Pro Rata Share" (defined below) of the actual direct "Operating Expenses" of the Building (defined below). Tenant shall pay Tenant's Pro Rata Share of Operating

Expenses in advance on the first day of each calendar month together with the Base Rent. Operating Expenses will be prorated on the same basis as the Base Rent for any period during the term of this Lease which is less than one month.

               (b) Tenant's "Pro Rata Share" shall mean the percentage that is obtained by dividing the total rentable square feet of the Premises from time to time by the greater of total rentable square feet of the Building from time to time or the total rentable square feet of the Building at the Lease Commencement Date. In the event of a change in the amount of Tenant's Pro Rata Share, Landlord shall deliver to Tenant a statement showing the amount payable by Tenant, the manner in which the amount was calculated, and the data or documentation supporting those calculations.

               (c) At Landlord's option, Tenant's Pro Rata Share of Operating Expenses may be estimated by Landlord from time to time. In the event that Tenant pays Landlord's estimate of Tenant's Pro Rata Share of Operating Expenses, Landlord shall deliver to Tenant within one hundred twenty (120) days after the expiration of each calendar year a reasonably detailed statement showing Tenant's Pro Rata Share of the actual Operating Expenses incurred during the preceding year, which Tenant shall have the right to audit at Tenant's expense. If Tenant's payments during the preceding year exceed Tenant's Pro Rata Share of actual Operating Expenses as indicated on said statement, Tenant shall be entitled to credit the amount of such overpayment against Tenant's Pro Rata Share of Operating Expenses next falling due. If Tenant's payments under this Subsection during the preceding year were less than Tenant's Pro Rata Share as indicated on said statement, Tenant shall pay to Landlord the amount of the deficiency within ten (10) days after delivery by Landlord to Tenant of said statement.

               (d) "Operating Expenses" are defined for purposes of this Lease as all costs incurred by Landlord in connection with the ownership and operation of the Building, including without limitation: (i) operation, management, repair and maintenance of the Common Areas; (ii) trash removal; (iii) janitorial services (including emptying trash, light vacuuming, dusting and supplies); (iv) purchased services, such as underground tank testing, pest control, elevator maintenance, sliding door maintenance, landscape maintenance, window cleaning, chiller preventive maintenance, compactor maintenance, general area painting and other miscellaneous purchased services; (v) repair and maintenance, including labor and supplies; (vi) property insurance provided by Landlord pursuant to
Section 10.2 below; (vii) security services; and (viii) the cost of water, gas, electricity, steam, sewer and other public utilities to service the Common Areas and the Premises (provided, however, that Landlord, at its option and expense, may have any utilities separately metered, in which event, Tenant agrees to pay for the utility services to the Premises utilized by Tenant subject to an appropriate adjustment in the monthly charge for Operating Expenses). The services covered by the Operating Expenses will be provided by Landlord to Tenant, including without limitation the janitorial services described in clause
(iii) above and the utility services described in clause (viii) above. Utility services and HVAC will be provided to the Premises 24 hours per day unless temporarily interrupted after reasonable notice by Landlord or otherwise interrupted for reasons beyond the reasonable control of Landlord.

               (e) The following shall not be included in Operating Expenses:
(i) overhead not directly related to the operation of the Research Complex; (ii) expenses for which Landlord receives reimbursement or indemnification; (iii) expenses incurred in leasing space in the Building or in disputes with other tenants; (iv) costs of services not provided to Tenant; (v) costs which would be capitalized under generally accepted accounting principles, provided that Landlord shall be entitled to include amortization of capital improvements which reduce the Operating Expenses where such capital improvements are evenly amortized over their useful life; and
(vi) insurance deductibles.

        4.4 OTHER SERVICES. Tenant acknowledges and agrees that the charge for Tenant's Pro Rata Share of Operating Expenses does not include handling, storage, transportation or disposal of Hazardous Substances, basic mail pickup and delivery, courier or express mail services, shipping and receiving services, library services, and glassware services, telecommunications, computer services, bottled water, animal facilities or care, or other Landlord-shared resources or in-house services. Some or all of these services may be provided by Landlord pursuant to one or more separate Services Agreements between Landlord and Tenant ("Services Agreements"). Landlord may, at its option, provide these or other services requested by Tenant, in which event the price and other terms on which such services are provided will be as mutually agreed by the parties.

5. SECURITY DEPOSTI. Tenant shall deposit with Landlord upon execution hereof a sum equal to one month's Base Rent and Operating Expenses, as security for Tenant's faithful performance of Tenant's obligations under this Lease ("Security Deposit"), which will be held in an interest bearing account in Landlord's name. Tenant may select the account (or other reasonable investment vehicle) subject to Landlord's approval, which will not be unreasonably withheld. If, at the expiration of this Lease, Tenant has complied with all of the terms and conditions of this Lease, but not otherwise, the Security Deposit (together with accrued interest) may be credited upon the payment of the last month's rent and other expenses under this Lease or, at Landlord's option, refunded to Tenant. If Tenant fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, Landlord may use, apply or retain all or any portion of the Security Deposit (including accrued interest) for the payment of any rent or other charge in default or for the payment of any other sum to which Landlord may become obligated by reason of Tenant's default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby. No trust relationship is created between Landlord and Tenant with respect to the Security Deposit.

6.      USE.

        6.1 USE.

               (a) The Premises shall be used and occupied as laboratories and offices for cancer, infectious diseases and other biomedical research, and for other related purposes.

               (b) Tenant shall use the Premises for the use described in Subsection 6.1(a) above and for no other use without Landlord's prior written consent, which will not be unreasonably withheld. Tenant agrees that it has determined to its satisfaction that the Premises can be used for the uses described in Subsection 6.1(a).

               (c) In Tenant's use of the Premises, Tenant shall follow Landlord's Hazard Awareness and Management Manual programs and procedures, with the exception of the radiation safety chapter. Tenant shall develop and follow radiation safety procedures specific to Tenant's use of radioactive materials in conformance with Tenant's Radioactive Materials License.

               (d) Tenant acknowledges that Landlord has a policy that prohibits smoking anywhere within the Research Complex (including without limitation the Premises), and Tenant agrees to prohibit smoking in the Premises and to use its best efforts to cause its employees, agents, contractors and invitees to comply with the no smoking policy.

        6.2 COMPLIANCE WITH LAWS.

               (a) Landlord represents and warrants to Tenant that, as of the Commencement Date, the Premises conform in all material respects with zoning and use statutes, ordinances, rules, regulations and orders applicable to a Seattle Building Code rated B-2 use, except as otherwise provided in Subsection 6.2(c). In the event any alterations or improvements are required in the future to maintain a Seattle Building Code rating for the Premises of B-2 (or equivalent) due to changes in statutes, ordinances, rules, regulations or orders occurring after the Lease Commencement Date, Landlord shall make such required improvements, capitalize the costs of the improvements over their useful life, and shall add to Operating Expenses the amortizing share of such costs.

               (b) Except as provided in Subsections 6.2(a) and 6.2(c), Tenant shall, at Tenant's expense, promptly comply with all applicable statutes, ordinances, rules, regulations, orders, and requirements of any fire insurance underwriters or rating bureaus, now in effect or which may hereafter come into effect ("Laws"), whether or not such Laws reflect a change in policy from that now existing, during the term or any part of the term hereof, relating in any manner to the Premises and the occupation and use by Tenant of the Premises and of the Common Areas, including without limitation the Laws with respect to Hazardous Substances as set forth in Section 11 below. Tenant shall not use nor permit the use of the Premises or the Common Areas in any manner that will tend to create waste or a nuisance, result in the release of any Hazardous Substance, or tend to disturb other occupants of the Research Complex.

               (c) The parties agree that the Premises and Common Areas currently are not "public accommodations" within the scope of the Americans with Disabilities Act ("ADA"). If the Common Areas subsequently are determined to be places of public accommodation, Landlord will make such improvements or changes as may be necessary to comply with the ADA. Tenant will not be responsible for making any improvements or changes to the Premises to comply with the ADA unless such improvements or changes are required due to Tenant's actions or uses of the Premises. If any dispute arises as to the party responsible for making any improvements or changes required under the ADA, the parties agree to submit the dispute to binding arbitration pursuant to the terms of this Lease.

7.      CONDITION OF PREMISES.

        7.1 CONDITION OF PREMISES/IMPROVEMENTS BY LANDLORD.

               (a) Except as otherwise provided in this Lease, Landlord shall deliver the Premises to Tenant, clean and free of debris and hazardous materials and reconditioned in a manner comparable to that provided by Landlord to its researchers, with all existing cabinetry and equipment included and in working order. By no later than November 15, 1994, at no cost to Tenant, Landlord shall generally clean the Premises, sanitize all laboratory and laboratory support areas, repaint the interior of the Premises, replace all missing sinks, patch or repair all damaged floor tiles, patch or repair all counter tops and cabinets, carpet Rooms 419, 421, 421A through 421E, and carpet and provide a conference table with ten (10) chairs to Room 478, depicted as area "C3" on attached Exhibit C. If the work listed in the foregoing sentence is not substantially completed by November 15, 1994, the Lease Commencement Date shall be extended on a day-for-day basis until such work is substantially complete.

               (b) At Landlord's expense, Landlord also shall perform the following:

                      (1) Convert into office space with carpet the space currently identified as Rooms 461 and 461A through 461D and depicted as area "C1" on attached Exhibit C. Tenant acknowledges that Tenant's plans for the space may require modification to accommodate conditions of the Premises and requirements of City of Seattle Department of Construction and Land Use ("DCLU"). If any such modifications are required, prior to commencement of the work Landlord will present such modifications to Tenant for Tenant's review and approval, which approval will not be unreasonably withheld. Landlord shall complete this work by January 15, 1995, unless delayed due to permitting, approval or acceptance by DCLU, or other causes outside of Landlord's reasonable control. Tenant agrees that, for purposes of this Lease, the cost of such improvements shall be amortized over the initial Term of this Lease. If at any time during the initial Term of this Lease, Tenant defaults under this Lease, Tenant agrees that Landlord may recover from Tenant the unamortized cost of such improvements, in addition to all other rights and remedies Landlord may have.

                      (2) Add demising (corridor) doors to secure Tenant's Premises in the general locations depicted as areas "C2" on attached Exhibit C. Tenant acknowledges that it may not be possible to obtain the permit for installation of the demising doors by the time Landlord's other work is performed, and Tenant agrees to accept plastic or other temporary methods for partitioning the space until the permit is obtained and the doors are installed. Landlord shall complete this work by January 15, 1995, unless delayed due to permitting, approval or acceptance by DCLU, or other causes outside of Landlord's reasonable control.

               (c) Landlord shall not be responsible for any costs for architectural or design work or any necessary permits. Tenant shall perform, at Tenant's expense, all work listed on Exhibit D, for which Landlord hereby grants its consent subject to approval of final plans and specifications, which approval will not be unreasonably withheld.

        7.2 ACCEPTANCE OF PREMISES. Subject to Sections 6.2 and 7.1, Tenant accepts the Premises "as is" and in its existing condition, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises, and any covenants or restrictions of record, and accepts this Lease subject to the foregoing and to all matters disclosed by them and by any exhibits attached to them. Tenant acknowledges that, except as otherwise stated in this Lease, neither Landlord nor Landlord's agent has made any representation or warranty as to the present or future suitability of the Premises for the conduct of Tenant's business.

        7.3 ACKNOWLEDGMENT AS TO HAZARDOUS SUBSTANCES. Tenant acknowledges that construction materials within the Premises may contain Hazardous Substances (defined in Section 11 below), including without limitation asbestos, and Tenant accepts the Premises and the Building notwithstanding such Hazardous Substances. If Landlord is required by any law to take any action to remove or abate any Hazardous Substances, or if Landlord deems it necessary to conduct special maintenance or testing procedures with regard to any Hazardous Substances, or to remove or abate any Hazardous Substances, Landlord may take such action or conduct such procedures at times and in a manner that Landlord deems appropriate under the circumstances, and Tenant shall permit the same. In such event, Landlord will use good faith efforts to minimize the effect on Tenant.

8.      MAINTENANCE, REPAIRS AND ALTERATIONS.

        8.1 LANDLORD'S OBLIGATIONS. Subject to the provisions of Section 4.3 (Operating Expenses), Section 6 (Use), Section 8.2 (Tenant's Obligations),
Section 10.4 (Waiver of Subrogation) and Section 15 (Damage or Destruction), and except for damage caused by any negligent or intentional act or omission of Tenant, Tenant's employees, suppliers, shippers, customers, or invitees, in which event Tenant shall repair the damage, Landlord, at Landlord's expense shall keep in good condition and repair the foundations, exterior walls, structural condition of interior bearing walls, and roof of the Premises, as well as all plumbing, heating, ventilating, electrical and lighting facilities, and equipment provided by Landlord, together with the Common Areas and all parts thereof. Landlord shall not be obligated to paint the exterior or interior surface of exterior walls prior to Tenant's occupancy of the Premises except as provided in Section 7.1. Landlord shall have no obligation to make repairs under this Section until a reasonable time after receipt of written notice from Tenant of the need for such repairs. Tenant expressly waives the benefits of any Laws now or hereafter in effect which would otherwise afford Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the Premises in good order, condition and repair. Landlord shall not be liable for damages or loss of any kind or nature by reason of Landlord's failure to furnish any Common Area services when such failure is caused by accident, breakage, repairs, strikes, lockout, or other labor disturbances or disputes of any character, or by any other cause beyond the reasonable control of Landlord.

        8.2 TENANT'S OBLIGATIONS.

               (a) Subject to the provisions of Section 6 (Use), Section 8.1 (Landlord's Obligations), Section 10.4 (Waiver of Subrogation) and Section 15 (Damage or Destruction), Tenant, at Tenant's expense, shall keep in good order, condition and repair all portions of the Premises that are not Landlord's responsibility, including Tenant's equipment, fixtures, interior walls and interior surfaces of exterior walls, ceilings, windows, doors located within the Premises.

               (b) If Tenant fails to perform Tenant's obligations under this Section or under any other Section of this Lease within a reasonable time, Landlord may enter upon the Premises after ten (10) days' prior written notice to Tenant (except in the case of emergency, in which case no notice shall be required), perform such obligations on Tenant's behalf and put the Premises in good order, condition and repair, and the cost thereof together with interest thereon at the rate of 12% per annum or the maximum rate then allowable by law, whichever is less, shall be due and payable as additional rent to Landlord together with Tenant's next Base Rent payment.

               (c) On the last day of the Term, or on any sooner termination, Tenant shall remove all of Tenant's property (in accordance with Subsection 8.3(d)) and all of Tenant's Hazardous Substances (other than asbestos or other Hazardous Substances that existed on the Premises as of the date of this Lease), and shall surrender the Premises to Landlord in the same condition as received, ordinary wear and tear and Landlord approved alterations and improvements excepted, clean and free of debris, all at Tenant's expense. In addition, Tenant shall decontaminate and sterilize all areas in the Premises in which any of Tenant's Hazardous Substances (including without limitation biomedical and biohazardous wastes) were generated, stored, handled, accumulated, released or otherwise present during the Term of the Lease. Any damage or deterioration of the Premises shall not be deemed ordinary wear and tear if the same could have been prevented by good maintenance practices. Tenant shall repair any damage to the Premises occasioned by the installation or removal of Tenant's property as permitted by Subsections 8.3(d) and 8.3(g). Notwithstanding anything to the contrary otherwise stated in this Lease, Tenant shall leave all air lines, power panels, electrical distribution systems, lighting fixtures, space heaters and plumbing that are Tenant's obligation to maintain in good operating condition. Tenant shall indemnify and hold Landlord harmless from any cost or expense that Landlord may incur if Tenant fails to comply with this Subsection, which obligation shall survive termination of this Lease.

        8.3 ALTERATIONS AND ADDITIONS.

               (a) As used in this Section 8.3, the term "Utility Installation" shall mean carpeting, window coverings, air lines, power panels, electrical distribution systems, lighting fixtures, space heaters, air conditioning, fume hoods, exhaust systems, sterilizers and plumbing; and the term "Alterations" shall mean all alterations, changes, additions and improvements to the Premises, Building or Research Complex of whatsoever kind, nature or description.

               (b) Except for the Alterations and Utility Installations described in attached Exhibit D or as otherwise provided in this Lease, Tenant shall not, without Landlord's prior written consent (which will not be unreasonably withheld), make any Alterations or Utility Installations in, on or about the Premises, Building or Research Complex, except for nonstructural Alterations to the Premises not exceeding $5,000.00 in cumulative costs during the Term. In any event, whether or not in excess of $5,000.00 in cumulative costs, Tenant shall make no Alteration to the exterior of the Premises or any other part of the Building or Research Complex without Landlord's prior written consent, which may be conditioned or withheld in Landlord's discretion.

               (c) Landlord hereby consents to Tenant's installation, at Tenant's sole expense, of a Biosafety Level 3 (BL3) Room, subject to review and approval of Tenant's final plans and specifications (which approval will not be unreasonably withheld). Any Alterations required to the Building's HVAC system (including without limitation any re-balancing of the HVAC system) shall be solely at Tenant's expense.

               (d) Each request from Tenant for consent for a proposed Alteration or Utility Installation ("Alteration Request") shall include a provision requesting that Landlord advise Tenant as to whether such Alteration or Utility Installation will be required to be removed by Tenant upon termination of the Lease ("Removal Request"). In responding to Tenant's request, Landlord may require that the Alteration or Utility Installation be left in the Premises or removed from the Premises, or Landlord may otherwise condition Landlord's consent, in Landlord's discretion. If a Removal Request is included in Tenant's Alteration Request and if Landlord's consent does not address the Removal Request, Landlord shall be deemed to have consented to having the Alteration or Utility Installation remain in the Premises at termination of the Lease, and Tenant shall not remove such Alteration or Utility Installation without Landlord's prior written consent (which may be withheld or conditioned in Landlord's discretion). If Tenant's Alteration Request does not include a Removal Request or if Landlord's consent is conditioned on removal of the Alteration or Utility Installation, Landlord may require that Tenant remove said Alteration or Utility Installation at the termination of the Lease, and restore the Premises to its prior condition. Should Tenant make any Alteration or Utility Installation without the prior consent of Landlord, Landlord may, at any time during the Term, require that Tenant remove any or all of the same at Tenant's expense.

               (e) Any Alterations or Utility Installations in or about the Premises, Building or Research Complex that Tenant shall desire to make and which requires the consent of Landlord shall be presented to Landlord in written form, with proposed detailed plans. If Landlord shall give its consent, the consent shall be deemed conditioned upon Tenant acquiring all required permits from the responsible governmental agencies, the furnishing of copies thereof to Landlord prior to the commencement of the work, and the compliance by Tenant of all conditions of such permits in a prompt and expeditious manner. Tenant shall coordinate with Landlord and provide reasonable notice prior to any interruption of utility services to the Premises or Building required or caused by any Alterations or Utility Installations so as to minimize any impact to other occupants of the Building.

               (f) Tenant shall not permit any materialmen's or mechanics' liens to be filed against the Building or Research Complex or any part thereof in connection with any Alterations installed in the Premises by or on behalf of Tenant. Tenant shall within thirty (30) days after notice, discharge any such lien of record, or, if Tenant elects to contest such lien, bond off the lien and contest it by appropriate proceedings.

               (g) All articles of personal property, all business, scientific research, and trade fixtures, machinery and equipment, cabinet work, autoclaves, furniture and moveable partitions installed or located on the Premises by Tenant at Tenant's expense ("Removable Property") shall remain the property of Tenant and may be removed by Tenant at any time subject to the provisions of Sections
8.2 and 8.3. Installation of a fume hood shall be deemed an Alteration subject to the provisions of Sections 8.2 and 8.3.

        8.4 UTILITY ADDITIONS. Landlord reserves the right to install new or additional Utility Installations throughout the Building and the Common Areas for the benefit of Landlord or Tenant, or any other lessee of the Research Complex, including, but not limited to, such utilities as plumbing, electrical systems, security systems, communication systems, and fire protection and detection systems, so long as such installations do not unreasonably interfere with Tenant's use of the Premises. Landlord agrees to coordinate with Tenant and to provide reasonable notice prior to any interruption of utility services to the Premises or Building required or caused by any alterations, improvements, additions or Utility Installations.

9. SIGNS. Landlord shall provide Tenant signage in the main lobby of the Building and on the fourth floor at no cost to Tenant. Tenant shall not place any sign upon the Premises, Building or Research Complex without Landlord's prior written consent. Under no circumstances shall Tenant place a sign on any roof of the Building or Research Complex.

10.     INSURANCE; INDEMNITY.

        10.1 INSURANCE TO BE MAINTAINED BY TENANT. Tenant shall, at Tenant's expense, obtain and keep in force during the term of this Lease a policy of Combined Single Limit Bodily Injury and Property Damage insurance insuring Tenant and Landlord against any liability arising out of the use, occupancy or maintenance of the Premises and the Research Complex. Such insurance shall be in an amount not less than $1,000,000.00 per occurrence. The insurance shall include contractual liability coverage. The limits of said insurance shall not, however, limit the liability of Tenant hereunder.

        10.2 PROPERTY INSURANCE. Landlord shall obtain and keep in force during the term of this Lease a policy or policies of insurance covering loss or damage to the Research Complex improvements, but not Tenant's personal property, fixtures, equipment or tenant improvements, in an amount not to exceed the full replacement value thereof, as the same may exist from time to time, providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, floor (in the event same is required by a lender having a lien on the premises) special extended perils ("all risk," as such term is used in the insurance industry), plate glass insurance and such other insurance as Landlord deems advisable.

        10.3 INSURANCE POLICIES. Insurance required under this Lease shall be with a company or companies and in form approved by Landlord. Tenant shall deliver to Landlord copies of the liability insurance policies required under
Section 10.1 or certificates evidencing the existence and amounts of such insurance within seven (7) days after the commencement date of this Lease. No such policy shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) days prior written notice to Landlord. Tenant shall, at least thirty (30) days prior to the expiration of such policies, furnish Landlord with renewals or "binders" thereof.

        10.4 WAIVER OF SUBROGATION. Tenant and Landlord each hereby release and relieve the other, and waive their entire right of recovery against the other for loss or damage to their respective property, whether due to the negligence of Landlord or Tenant or their employees, agents, contractors and/or invitees. In addition, Tenant and Landlord each waives any right of subrogation on behalf of its insurer. Tenant and Landlord shall, upon obtaining the required policies of insurance, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

        10.5 INDEMNITY.

               (a) Tenant shall indemnify and hold harmless Landlord from and against any and all claims arising from Tenant's use of the Premises, Building or Research Complex, or from the conduct of Tenant's business or from any activity, work or things of Tenant, its employees, agents, contractors and/or invitees, in or about the Premises or elsewhere and shall further indemnify and hold harmless Landlord from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from any act or omission of Tenant, or any of Tenant's employees, agents contractors and/or invitees, and from and against all costs, attorney's fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon; and in case any action or proceeding be brought against Landlord by reason of any such claim, Tenant upon notice from Landlord shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord, and Landlord shall cooperate with Tenant in such defense.

               (b) Landlord shall indemnify and hold harmless Tenant from and against any and all claims arising from Landlord's use of the Research Complex, or from the conduct of Landlord's business or from any activity, work or things of Landlord, its employees, agents, contractors and/or invitees in or about the Research Complex and shall further indemnify and hold harmless Tenant from and against any and all claims arising from any breach or default in the performance of any obligation on Landlord's part to be performed under the terms of this Lease, or arising from any act or omission of Landlord, or any of Landlord's agents, contractors, or employees, and from and against all costs, attorney's fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon; and in case any action or proceeding be brought against Tenant by reason of any such claim, Landlord upon notice from Tenant shall defend the same at Landlord's expense by counsel reasonably satisfactory to Tenant, and Tenant shall cooperate with Landlord in such defense.

        10.6 EXEMPTION OF LANDLORD FROM LIABILITY. Except for the material breach of Landlord's obligations hereunder, Tenant hereby agrees that Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom or for damage to the goods, wares, merchandise or other property of Tenant, Tenant's employees, agents, contractors, invitees, or any other person in or about the Premises or the Research Complex. Excepts for acts or omissions of Landlord, or its employees or agents, Landlord shall not be liable for injury to the person of Tenant, Tenant's employees, agents or contractors, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether said damage or injury results from conditions arising upon the Premises or upon other portions of the Research Complex, or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Tenant. Landlord shall not be liable for any damages arising from any act or omission of any other lessee, occupant or user of the Research Complex, nor from the failure of Landlord to enforce the provisions of any other lease of the Research Complex.

11.     HAZARDOUS SUBSTANCES.

        11.1 COMPLIANCE WITH LAW. Tenant shall comply with any and all federal, state and local laws, ordinances, rules and regulations ("Environmental Laws") relating to the handling, use, generation, accumulation, storage, transportation, disposal, treatment or sale of all "Hazardous Substances" (covered by this Section and otherwise defined in Section 11.9 below), including without limitation all applicable provisions of the Occupational Health Standards set forth in Chapter 296-62 Washington Administrative Code and the storage limits for Hazardous Substances, flammable/combustible liquids and other controlled materials under the Uniform Fire Code ("Storage Limits"). The Storage Limits as of the date of this Lease are set forth in attached as Exhibit E (which limits are based on the Uniform Fire Code and are subject to change if there is a change in the Uniform Fire Code, in the square footage of the Premises, or if materials are not stored as specified). Within five (5) days of Landlord's request, Tenant shall provide evidence to Landlord of Tenant's compliance with all Environmental Laws and Storage Limits. Tenant shall allow Landlord or Landlord's agent or representative to come on the Premises at all times to check Tenant's compliance with Environmental Laws and Storage Limits, and to test for any suspected releases of Hazardous Substances; provided that Landlord shall have no obligation or duty to conduct such checks or tests, to report the results to Tenant, or to warn Tenant of any risks or hazards discovered while conducting such checks or tests. In the event Tenant fails to comply with any provision of this Section 11 in any material respect, any and all costs incurred by Landlord in connection with that non-compliance or associated with any future inspection of Tenant's Premises or monitoring of Tenant's compliance with this Section 11, including Landlord's attorneys' fees and costs, shall be additional rent and shall be due and payable to Landlord immediately upon demand by Landlord.

        11.2 TENANT'S OBLIGATION TO OBTAIN PERMITS. Tenant acknowledges and agrees that it will not be covered by any permit, license, authorization or approval granted to Landlord by any governmental entity or regulatory agency, or by Landlord, with respect to Tenant's use, generation, accumulation, storage, transportation, disposal, treatment or sale of any Hazardous

Substance. Tenant shall obtain (in its own name) all such required permits, licenses, authorizations and approvals, including without limitation a hazardous waste generator identification number, and shall be responsible for all Hazardous Substances used, disposed or, treated, generated, sold, stored or transported to, from or on the Premises.

        11.3 INVENTORY. Tenant shall maintain on a continuously updated basis and to furnish to Landlord on a quarterly basis (or more often upon request from Landlord) an inventory of all chemicals subject to Storage Limits (listed on attached Exhibit E) and all Hazardous Substances used, generated, accumulated, stored or otherwise located on the Premises.

        11.4 HAZARDOUS WASTES. All wastes generated by Tenant that constitute Hazardous Substances ("Hazardous Wastes") shall be handled by Tenant in accordance with applicable Environmental Laws, including without limitation all federal, state and local generator record-keeping and reporting requirements. Tenant shall be fully and completely liable to Landlord for any and all cleanup costs, and any and all other costs and expenses incurred by Landlord (including without limitation attorneys' fees), charges, fees, penalties (civil and criminal) imposed by any governmental authority with respect to Tenant's handling, use, generation, accumulation, storage, transportation, disposal, treatment or sale of Hazardous Wastes or Hazardous Substances.

        11.5 BIOMEDICAL AND BIOHAZARDOUS WASTES. Tenant shall comply with all federal, state and local laws, ordinances, rules and regulations relating to the handling, use, generation, accumulation, storage, transportation, disposal, treatment or sale of biomedical or biohazardous wastes, including without limitation Parts J and Q of the Occupational Health Standards, Chapter 296-62 Washington Administrative Code.

        11.6 RADIOACTIVE MATERIAL. Tenant shall obtain a Radioactive Materials License from the Washington Department of Health, Radioactive Protection Division, and shall comply with all federal, state and local laws, ordinances, rules and regulations relating to the handling, use, generation, accumulation, storage, transportation, disposal, treatment or sale of radioactive materials.

        11.7 CLEANUP OBLIGATIONS. Tenant shall give immediate notice to Landlord of any release of any Hazardous Substance on or at the Premises, Common Areas, Building, Research Complex or surrounding environment, which release was not made pursuant to or in conformance with the terms of any permit or license issued to Tenant by the appropriate governmental authority. This notice shall include a description of measures taken or proposed to be taken by Tenant to contain and/or remedy the release and any resultant damage to property, persons, Premises, Common Areas, Building, Research Complex and/or environment. At Tenant's own expense, Tenant shall promptly take all steps necessary to contain and remedy any release of Hazardous Substances by Tenant to or in the Premises, Common Areas, Building or surrounding environment, and all resultant damage or injury to property, persons, and the environment. As set forth in Subsection 8.2(c) above, upon termination of this Lease, Tenant shall remove all Tenant's Hazardous Substances and shall decontaminate and sterilize all areas in the Premises in which any of Tenant's Hazardous Substances (including without limitation biomedical and biohazardous wastes) were generated, stored, handled, accumulated, released or otherwise present during the Term of the Lease.

        11.8 INDEMNITY.

               (a) Tenant shall indemnify, defend and hold Landlord harmless from any and all of the claims, demands, damages, costs, fees, penalties and charges asserted against, imposed upon or incurred by Landlord (including fees and costs of attorneys and consultants, laboratory testing charges and personal injury claims) as a result of (i) Tenant's handling, use, generation, accumulation, storage, transportation, disposal, treatment and/or sale of Hazardous Substances; (ii) the release of any Hazardous Substance on or at the Premises, Common Areas, Building, or Research Complex attributable to any act or omission of Tenant; (iii) Tenant's failure to comply with any Environmental Laws; (iv) Tenant's failure to comply with any processes or procedures prescribed by Landlord for the interim handling or accumulation of Hazardous Substances; (v) Tenant's failure to remove all Tenant's Hazardous Substances or to decontaminate or sterilize all areas in the Premises in which any of Tenant's Hazardous Substances (including without limitation biomedical and biohazardous wastes) were generated, stored, handled, accumulated, released or otherwise present during the Term of the Lease; (vi) Tenant's failure to properly prepare any of Tenant's Hazardous Wastes for interim handling and accumulation by Landlord or for final transportation and disposal (including limitation segregation of wastes, use of proper containers, proper identification and labelling of wastes, and proper preparation of manifests); or (vii) Tenant's failure to comply with any other requirement of this Section 11. Subject to Subsection 11.8(b) below, Tenant agrees that Landlord shall not be liable to Tenant for, and hereby releases Landlord from, any claims, demands, damages, costs, fees, penalties and charges asserted against or imposed upon Tenant with respect to Tenant's Hazardous Substances or Tenant's handling or accumulation of Hazardous Wastes, or the arrangements made by Landlord and approved by Tenant for the transportation and disposal of Tenant's Hazardous Wastes unless caused by or attributable to the gross negligence or intentional misconduct of Landlord.

               (b) Landlord shall indemnify, defend and hold Tenant harmless from any and all of the claims, demands, damages, costs, fees, penalties and charges asserted against, imposed upon or incurred by Tenant (including fees and costs of attorneys and consultants, laboratory testing charges and personal injury claims) as a result of Landlord's interim handling and accumulation of Tenant's Hazardous Substances. Landlord agrees that Tenant shall not be liable to Landlord for, and hereby releases Tenant from, any claims, demands, damages, costs, fees, penalties and charges asserted against or imposed upon Tenant with respect to Landlord's interim handling or accumulation of Tenant's Hazardous Wastes, provided Tenant has complied with all requirements of this Section 11.

        11.9 DEFINITION OF HAZARDOUS SUBSTANCE. As used in this Lease, "Hazardous Substance" shall mean any substance, waste or material that is or becomes designated as, or contains components designated as, hazardous, dangerous, toxic, infectious, biohazardous, radioactive, dangerous or harmful under any federal, state or local law, ordinance, rule, regulation or requirement now or hereafter in effect pertaining to hazardous, infectious, biomedical, biohazardous or radioactive waste, or environmental protections, contamination or clean up, including without limitation the Federal Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.); the Federal Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.); the Federal Clean Water Act (33 U.S.C. Section 1251 et seq.); the Federal Clean Air Act (42 U.S.C. Section 7401 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 136 et seq.); the Federal Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.); the Federal Safe Drinking Water Act (42 U.S.C. Section 300f et seq.); the Washington Model Toxics Control Act (Ch. 70. 105D RCW); the Washington Water Pollution Control Act (Ch.
90.48 RCW); the Washington Solid Waste Management Act (Ch. 70.95 RCW); the Washington Hazardous Waste Management Act (Ch. 70.105 RCW); the Washington Hazardous Waste Fees Act (Ch. 70. lOSA RCW); the Washington Clean Air Act (Ch.
70.94 RCW); all regulations and rules promulgated with respect to the foregoing; the King County Health Code; and the Seattle Health Code and Municipal Code.

12.     COMMON AREAS.

        12.1 DEFINITION. The term "Common Areas" is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Research Complex that are provided and designated by Landlord from time to time for the general non-exclusive use of Landlord, Tenant and other lessees of the Research Complex, and their respective employees, suppliers, shippers, customers and invitees, including restrooms, loading and unloading areas, trash areas, sidewalks, walkways, driveways, utility installations and landscaped areas.

        12.2 COMMON AREAS - TENANT'S RIGHTS. Landlord hereby grants to Tenant, for the benefit of Tenant and its employees, suppliers, shippers, customers and invitees, during the term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Landlord under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Research Complex. Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas. Any such storage shall be permitted only by the prior written consent of Landlord or Landlord's designated agent, which consent may be revoked at any time.

        12.3 COMMON AREAS - RULES AND REGULATIONS. Landlord or such other person(s) as Landlord may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend and enforce reasonable rules and regulations with respect to the Common Areas. Tenant agrees to abide by and conform to all such rules and regulations, and to cause its employees, suppliers, shippers, customers, and invitees to so abide and conform. Landlord shall not be responsible to Tenant for the non-compliance with said rules and regulations by other lessees of the Research Complex.

        12.4 COMMON AREAS - CHANGES. Landlord shall have the right, in Landlord's sole discretion, from time to time:

               (a) To make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, loading and unloading areas, ingress, egress, direction of traffic, utility installations, landscaped areas and walkways;

               (b) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

               (c) To designate other land outside the boundaries of the Research Complex to be a part of the Common Areas;

               (d) To add additional buildings and improvements in the Common Areas;

               (e) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Research Complex; and

               (f) To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Research Complex as Landlord may, in the exercise of sound business judgment, deem to be appropriate; provided such acts or changes by Landlord (i) shall not increase Tenant's Pro Rata Share of Operating Expenses unless otherwise agreed by Tenant (either the percentage share or the total amount payable by Tenant), (ii) shall not unreasonably interfere with Tenant's use of or access to the Premises, and (iii) Landlord shall coordinate with Tenant and provide reasonable notice prior to the performance of such acts and changes, and shall use reasonable efforts to minimize any impact on Tenant.

13. SECURITY MEASURES. Landlord shall provide Tenant access to the Premises 24 hours per day 365 days per year via the Building's security access procedures. Landlord shall provide monitoring of Tenant's visitors through the sign-in procedures currently in use at Landlord's reception station at the main lobby level of the Building. Landlord shall provide Tenant's employees with door keys and identification cards at no additional cost to Tenant. Landlord reserves the right to charge Tenant a reasonable fee to replace any lost door keys or identification cards. If or when Landlord leases the remaining portion of the fourth floor of the Building to a third party, Landlord shall, at no cost to Tenant, secure the Premises by re-keying doors with separate locks or installing demising walls. Tenant shall comply with Landlord's security access procedures, including without limitation the requirements that all employees wear identification cards while in the Building and that all agents, contractors and invitees sign in at the main lobby level of the Building. Except as so provided, Tenant acknowledges that Landlord shall have no obligation to provide guard service or other security measures for the benefit of the Premises or Tenant, or its employees, agents, contractors or invitees. Tenant assumes all responsibility for the protection of Tenant and its employees, agents, contractors and invitees, and the property of Tenant and of Tenant's employees, agents, contractors and invitees from acts of third parties. Nothing herein contained shall prevent Landlord, at Landlord's sole option, from providing additional security protection for the Research Complex or any part thereof, provided such additional security protection shall not increase the Operating Expenses payable by Tenant unless otherwise agreed by Tenant or except as otherwise provided in this Lease.

14. EASEMENTS. Landlord reserves to itself the right, from time to time, to grant such easements, rights and dedications that Landlord deems necessary or desirable, and to cause the recordation of Parcel Maps and restrictions, so long as such easements, rights, dedications, Maps and restrictions do not unreasonably interfere with the use of the Premises by Tenant. Tenant shall sign any of the aforementioned documents upon request of Landlord and failure to do so shall constitute a material default of this Lease by Tenant without the need for further notice to Tenant.

15.     DAMAGE OR DESTRUCTION

        15.1   DEFINITIONS.

               (a) "Premises Partial Damage" shall mean if the Premises are damaged or destroyed to the extent that the cost of repair is less than fifty percent of the then replacement cost of the Premises.

               (b) "Premises Total Destruction" shall mean if the Premises are damaged or destroyed to the extent that the cost of repair is fifty percent or more of the then replacement cost of the Premises.

               (c) "Premises Building Partial Damage" shall mean if the Building of which the Premises are a part is damaged or destroyed to the extent that the cost to repair is less than fifty percent of the then replacement cost of the Building.

               (d) "Premises Building Total Destruction" shall mean if the Building of which the Premises are a part is damaged or destroyed to the extent that the cost to repair is fifty percent or more of the then replacement cost of the Building.

               (e) "Insured Loss" shall mean damage or destruction which was covered by an event required to be covered by the insurance described in Section
10. The fact that an Insured Loss has a deductible amount shall not make the loss an uninsured loss.

               (f) "Replacement Cost" shall mean the amount of money necessary to be spent in order to repair or rebuild the damaged area to the condition that existed immediately prior to the damage occurring excluding all improvements made by lessees.

        15.2   PARTIAL DAMAGE.

               (a) Insured Loss. Subject to the provisions of Sections 15.4.15.5 and 15.6, if at any time during the term of this Lease there is damage which is an Insured Loss and which falls into the classification of either Premises Partial Damage or Premises Building Partial Damage, then Landlord shall, at Landlord's expense, repair such damage to the Premises, but not Tenant's personal property, fixtures, equipment or tenant improvements, as soon as reasonably possible and this Lease shall continue in full force and effect.

               (b) Uninsured Loss. Subject to the provisions of Sections
15.4.15.5 and 15.6, if at any time during the term of this Lease there is damage which is not an Insured Loss and which falls within the classification of Premises Partial Damage or Premises Building Partial Damage, unless caused by a negligent or willful act of Tenant (in which event Tenant shall make the repairs at Tenant's expense), which damage prevents Tenant from using the Premises, Landlord may at Landlord's option either (i) repair such damage as soon as reasonably possible at Landlord's expense, in which event this Lease shall continue in full force and effect, or (ii) give written notice to Tenant within thirty (30) days after the date of the occurrence of such damage of Landlord's intention to cancel and terminate this Lease as of the date of the occurrence of such damage. In the event Landlord elects to give such notice of Landlord's intention to cancel and terminate this Lease, Tenant shall have the right within ten (10) days after the receipt of such notice to give written notice to Landlord of Tenant's intention to repair such damage at Tenant's expense, without reimbursement from Landlord, in which event this Lease shall continue in full force and effect, and Tenant shall proceed to make such repairs as soon as reasonably possible. If Tenant does not give such notice within such 10-day period this Lease shall be canceled and terminated as of the date of the occurrence of such damage.

        15.3 TOTAL DESTRUCTION. Subject to the provisions of Sections 15.4.15.5 and 15.6, if at any time during the term of this Lease there is damage, whether or not it is an Insured Loss, and which falls into the classifications of either
(a) Premises Total Destruction, or (b) Premises Building Total Destruction, then Landlord may at Landlord's option either (i) repair such damage or destruction, but not Tenant's fixtures, equipment or tenant improvements, as soon as reasonably possible at Landlord's expense, and this Lease shall continue in full force and effect, or (ii) give written notice to Tenant within thirty (30) days after the date of occurrence of such damage of Landlord's intention to cancel and terminate this Lease, in which case this Lease shall be canceled and terminated as of the date of the occurrence of such damage.

        15.4 TENANT'S RIGHT TO TERMINATE. In the event of any damage or destruction to the Premises which Landlord elects to repair but which will prevent Tenant's reasonable use of the Premises for a period in excess of five
(5) months, Tenant terminate this Lease may by written notice to Landlord.

        15.5 DAMAGE NEAR END OF TERM. If at any time during the last six months of the term of this Lease there is substantial damage, whether or not an Insured Loss, which falls within the classification of Premises Partial Damage, Landlord may at Landlord's option cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to Tenant of Landlord's election to do so within thirty (30) days after the date of occurrence of such damage.

        15.6   ABATEMENT OF RENT; TENANT'S REMEDIES.

               (a) In the event this Lease is not terminated pursuant to the provisions of this Section, the rent payable hereunder for the period during which such damage, repair or restoration continues shall be abated in proportion to the degree to which Tenant's use of the Premises is impaired. Except for abatement of rent, if any, negligence or willful misconduct on the part of Landlord, its employees or agents or material breach of Landlord's obligations hereunder, Tenant shall have no claim against Landlord for any damage suffered by reason of any such damage, destruction, repair or restoration.

               (b) If Landlord shall be obligated to repair or restore the Premises under the provisions of this Section and shall not commence such repair or restoration within sixty (60) days after such obligation shall accrue, Tenant may at Tenant's option cancel and terminate this Lease by giving Landlord written notice of Tenant's election to do so at any time prior to the commencement of such repair or restoration. In such event this Lease shall terminate as of the date of such notice.

        15.7 TERMINATION - ADVANCE PAYMENTS. Upon termination of this Lease pursuant to this Section, an equitable adjustment shall be made concerning advance rent and any advance payments made by Tenant to Landlord. Landlord shall, in addition, return to Tenant so much of Tenant's security deposit as has not yet been applied by Landlord.

        15.8 WAIVER. Landlord and Tenant waive the provisions of any Law(s) which relate to termination of leases when leased property is destroyed and agree that such event shall be governed by the terms of this Lease.

16.     PROPERTY TAXES.

        16.1 REAL PROPERTY TAXES. The parties acknowledge that Landlord is exempt from payment of property taxes, but that Tenant and any other non-exempt tenants of the Building will be responsible for paying real property taxes on their respective premises. Real property taxes attributable to Tenant's use of the Premises shall be added to and paid with Tenant's Pro Rata Share of Operating Expenses. Landlord shall be responsible for paying such taxes. Landlord shall provide Tenant with copies of tax and assessment statements upon request.

        16.2   PERSONAL PROPERTY TAXES.

               (a) Tenant shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant contained in the Premises or elsewhere. When possible, Tenant shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Landlord.

               (b) If any of Tenant's said personal property shall be assessed with Landlord's real property, Tenant shall pay to Landlord the taxes attributable to Tenant within ten (10) days after receipt of a written statement selling forth the taxes applicable to Tenant's property.

17. CONFIDENTIALITY. Landlord and Tenant acknowledge that test and research data and other confidential or proprietary information of either party ("Confidential Information") may be inadvertently disclosed or otherwise come into the possession or awareness of the other party. The parties agree that they will respect the confidentiality of each others Confidential Information and that they will not intentionally seek to obtain any Confidential Information of the other without the other's consent. During and after the term of this Lease, each party agrees that it will not use or disclose nor permit its directors, officers, employees, or agents or anyone else under its control to use or disclose any Confidential Information of the other without the other party's prior written consent. Each party agrees that it will immediately return to the other any and all documentation or materials that may come into its possession that contains or pertains to any Confidential Information of the other.

18. ASSIGNMENT AND SUBLETTING. Tenant shall not voluntarily or by operation of law assign, transfer, mortgage, sublet, or otherwise transfer or encumber all or any part of Tenant's interest in the Lease or in the Premises, without Landlord's prior written consent, which Landlord will not unreasonably withhold, provided that Landlord's lenders first consent to any such sublease. Any attempted assignment, transfer, mortgage, encumbrance or subletting without Landlord's consent shall be void, and shall constitute a breach of this Lease without the need for notice to Tenant. Notwithstanding the foregoing, Tenant may sublease all or a portion of the Premises to the Infectious Disease Research Institute (IDM), a research institution affiliated with Tenant. Tenant will not be relieved of any liabilities under this Lease by reason of any sublease unless expressly agreed by Landlord. In the event Tenant shall assign or sublet the Premises or request the consent of Landlord to any assignment or subletting, or if Tenant shall request the consent of Landlord for any act Tenant proposes to do, then Tenant shall pay Landlord's reasonable attorney's fees incurred in connection therewith.

19.     DEFAULT; REMEDIES

        19.1 DEFAULT. The occurrence of any one or more of the following events shall constitute a material default of this Lease by Tenant:

               (a) The failure by Tenant to make any payment of rent or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of five (5) business days after written notice thereof from Landlord to Tenant. In the event that Landlord serves Tenant with a Notice to Pay Rent or Quit pursuant to applicable Unlawful Detainer statutes such Notice to Pay Rent or Quit shall also constitute the notice required by this Subsection.

               (b) Except as otherwise provided in this Lease, the failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant, other than described in Subsection (b) above, where such failure shall continue for a period of thirty
(30) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant's noncompliance is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commenced such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion. To the extent permitted by law, such thirty day notice shall constitute the sole and exclusive notice required to be given to Tenant under applicable Unlawful Detainer statutes.

               (c) (1) The making by Tenant of any general arrangement or general assignment for the benefit of creditors; (ii) Tenant becomes a "debtor" as defined in 11 U.S.C.

Section 101 or any successor statute thereto (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days. In the event that any provision of this Section is contrary to any applicable law, such provision shall be of no force or effect.

        19.2 REMEDIES. In the event of any such material default by Tenant, Landlord may at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such default:

               (a) Terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease and the Term hereof shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default including, but not limited to, the cost of recovering possession of the Premises, including reasonable attorneys' fees.

               (b) Maintain Tenant's right to possession, in which case this Lease shall continue in effect whether or not Tenant shall have vacated or abandoned the Premises. In such event Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder

               (c) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the State of Washington. Unpaid installments of rent and other unpaid monetary obligations of Tenant under the terms of this Lease shall bear interest from the date due at the rate of 12% per annum or the maximum rate then allowable by law, whichever is less.

        19.3 DEFAULT BY LANDLORD. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord under this Lease within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have therefore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

20. CONDEMNATION. If the Premises or any portion thereof or of the Research Complex is taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If the condemnation affects more than twenty percent of the floor area of the Premises, Tenant may, at Tenant's option, to be exercised in writing only within ten (10) days after Landlord shall have given Tenant written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession), terminate this Lease as of the date the condemning authority takes such possession. If Tenant does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the rent shall be reduced in the proportion that the floor area of the Premises taken bears to the total floor area of the Premises. No reduction of rent shall occur if the only area taken is that which does not have the Premises located thereon. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Landlord, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Tenant shall be entitled to any award for loss of or damage to Tenant's trade fixtures and removable personal property or for Tenant's moving or other expenses. In the event that this Lease is not terminated by reason of such condemnation, Landlord shall repair any damage to the Premises caused by such condemnation except to the extent that Tenant has been reimbursed therefor by the condemning authority.

21. ESTOPPEL CERTIFICATE. Each party (as "responding party") shall at any time upon not less than ten (10) days' prior written notice from the other party ("requesting party") execute, acknowledge and deliver to the requesting party an estoppel statement in writing in such form as may be reasonably requested by the other party. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises or of the business of the requesting party. At the requesting party's option, the failure to deliver such statement within such time shall be a material default of this Lease by the party who is to respond, without any further notice to such party, or it shall be conclusive upon such party that (i) this Lease is in full force and effect, without modification except as may be represented by the requesting party, (iii) there are no uncured defaults in the requesting party's performance, and (iv) if Landlord is the requesting party, (A) Tenant has accepted possession of the Premises, (B) not more than one month's rent and the Security Deposit has been paid in advance and (C) Tenant's obligation to pay rent is without any claim or right of set-off. At Landlord's request, Tenant agrees to execute, acknowledge and deliver such estoppel certificate to the "Master Trustee" under the Deed of Trust covering the Research Complex and to any subsequent lender secured by a deed of trust or mortgage covering the Building or the Research Complex.

22.     EXPANSION SPACE.

        22.1 EXPANSION OPTION. During the Term of this Lease, Landlord grants Tenant the option ("Expansion Option") to lease any space on the fourth floor of the Building that may come available and is not needed by Landlord, by an entity associated with Landlord; or by an entity formed by a researcher formerly employed by Landlord. Landlord shall give notice to Tenant when such space comes available. Tenant shall have five (5) business days after receipt of Landlord's notice in which to exercise the Expansion Option by notice to Landlord, which notice shall designate with reasonable particularity the space Tenant wishes to add (if less than all the space that is available). Upon exercise of the Expansion Option, the space will be leased to Tenant for the remaining Term of this Lease (including extensions) on the same terms and conditions as set forth in this Lease.

        22.2 RIGHT OF FIRST REFUSAL. If Tenant does not exercise Tenant's Expansion Option when the space first comes available, Landlord shall be free to show the space to third parties; provided that if Landlord receives an offer for the space from a third party, Landlord shall give Tenant notice of that offer, which notice shall include the terms and conditions under which the third party offered to lease the space. Tenant shall have five (5) business days after receipt of Landlord's notice in which to exercise a right of first refusal to lease the space on the same terms and conditions as set forth in the notice from Landlord. If Tenant fails to exercise that right of first refusal within that five day period, Landlord shall be free to lease the space to the third party on the terms and conditions set forth in the notice to Tenant.

        22.3 CONDITION OF EXPANSION SPACE. Prior to Tenant taking possession of any expansion space pursuant to this Section, Landlord shall generally clean the expansion space, sanitize all laboratory and laboratory support areas, repaint the interior of the expansion space, replace all missing sinks, patch or repair all damaged floor tiles, patch or repair all counter tops and cabinets, and place all equipment in working order.

23. TRANSFER BY LANDLORD. Landlord may assign, convey or otherwise transfer its right, title and interest under this Lease or in the Research Complex, or any portion thereof, and upon any such assignment, conveyance or other transfer, Landlord shall be released from its obligations under this Lease as to such portion of the Research Complex assigned, conveyed or otherwise transferred with respect to matters arising after such assignment, conveyance or other transfer.

24. ADDITIONAL RENT. All monetary obligations of Tenant to Landlord under the terms of this Lease, including but not limited to Tenant's payment for Operating Expenses, shall be deemed to be rent.

25. ARBITRATION. If any dispute arises under this Lease, either party may submit the issue to binding arbitration pursuant to the Commercial Arbitration Rules of the American Arbitration Association. The fees and costs of the arbitrator shall be shared equally by the parties.

26. NOTICES. All communications, including payments, notices, demands or requests required or permitted hereunder, shall be effective only in writing and delivered in person, by overnight courier service, telex or facsimile transmission, or mailed by registered or certified mail return receipt requested postage prepaid to the addressee's address below or to any other address the addressee may have notified the sender beforehand referring to this Lease. All notices and communications will be deemed given when delivered in person or overnight courier service, three days after mailing if mailed, or when sent by telex or facsimile transmission if answer back or confirmation is received. The respective addresses to be used for all such payments, notices, demands or requests are shown in Section 1.

27. LANDLORD'S ACCESS. Landlord and its agents shall have the right to enter the Premises at reasonable times for the purpose of inspecting the same, showing the same to prospective purchasers, lenders or lessees, and making such alterations, repairs, improvements or additions to the Premises, Building or Research Complex as Landlord may deem necessary or desirable. With regard to showing the Premises to prospective purchasers, lenders or lessees, Landlord shall give Tenant not less than 48 hours' prior notice for showing space other than laboratory spaces and seven (7) days prior notice for showing laboratory spaces, and a representative of Tenant shall act as an escort. With regard to entry to make alterations, repairs, improvements or additions, Landlord shall coordinate with Tenant to schedule the entry to accommodate the reasonable needs of both Landlord and Tenant; provided that in the event of an emergency, Landlord shall only be required to provide such notice and to coordinate with Tenant to the extent reasonably feasible under the circumstances. Landlord may at any time place on or about the Building or Research Complex any ordinary "For Sale" signs and Landlord may at any time during the last 120 days of the Term of this Lease place on or about the Building any ordinary "For Lease" signs. All activities pursuant to this Section shall be without abatement of rent, and neither Landlord nor its agents have any liability to Tenant for the same.

28. WAIVERS. No waiver by Landlord of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Tenant of the same or any other provision. Landlord's consent to, or approval of, any act or omission shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act or omission by Tenant. The acceptance of rent hereunder by Landlord shall not be a waiver of any preceding breach by Tenant of any provision hereof, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

29. RECORDING. Either Landlord or Tenant shall, upon request of the other, execute, acknowledge and deliver to the other a "short form" memorandum of this Lease for recording purposes.

30. HOLDING OVER. If Tenant remains in possession of the Premises or any part thereof after the expiration of the term hereof, such occupancy shall be a tenancy from month to month upon all the provisions of this Lease pertaining to the obligations of Tenant, but all options, if any, granted under the terms of this Lease shall be deemed terminated and be of no further effect during said month to month tenancy.

31. COVENANTS AND CONDITIONS. Each provision of this Lease performable by Tenant shall be deemed both a covenant and a condition.

32. BINDING EFFECT; CHOICE OF LAW. Subject to any provisions hereof restricting assignment or subletting by Tenant, this Lease shall bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by the laws of the State of Washington. Tenant irrevocably consents to jurisdiction and venue in the King County, Washington; Superior Court.

33. QUIET POSSESSION. Upon Tenant paying the rent for the Premises and observing and performing all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease.

34. SUBORDINATION. This Lease, at Landlord's option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation or security now or hereafter placed upon the Building or Research Complex and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Tenant's right to quiet possession of the Premises shall not be disturbed if Tenant is not in default and so long as Tenant shall pay the rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. If any mortgagee, trustee or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage, deed of trust or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof. Tenant agrees to execute any documents required to effectuate an attainment, a subordination or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be, so long as such documents do not affect Tenant's rights under this Lease unless Tenant otherwise agrees. Tenant's failure to execute such documents within ten (10) days after written demand shall constitute a material default by Tenant hereunder without further notice to Tenant or, at Landlord's option, Landlord shall execute such documents on behalf of Tenant as Tenant's attorney-in-fact. Tenant does hereby make, constitute and irrevocably appoint Landlord as Tenant's attorney-in-fact and in Tenant's name, place and stead, to execute such documents in accordance with this Section.

35. TIME OF ESSENCE. Time is of the essence with respect to the obligations to be performed under this Lease.

36. ATTORNEY'S FEES. In the event of any dispute arising out of or relating to this Lease, whether suit or other proceeding is commenced or not, and whether in mediation, arbitration, at trial, on appeal, in administrative proceedings or in bankruptcy (including without limitation any adversary proceeding or contested matter in any bankruptcy case), the prevailing party shall be entitled to its costs and expenses incurred, including reasonable attorneys' fees.

37. MERGER. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, or a termination by Landlord, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subtenancies.

38. INTEREST ON PAST-DUE OBLIGATIONS. Except as expressly herein provided, any amount due to Landlord not paid when due shall bear interest from the date due at 12% per annum or the maximum rate then allowable by law, whichever is less. Payment of such interest shall not excuse or cure any default by Tenant under this Lease; provided, however, that interest shall not be payable on late charges incurred by Tenant nor on any amounts upon which late charges are paid by Tenant.

39. SEVERABILITY. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

40. REAL ESTATE COMMISSION. Landlord agrees to pay a real estate commission to Tenant's agent, Teutsch Partners, in the amount of $2.00 per rentable square foot, in accordance with the listing agreement signed by Landlord and Kidder, Mathews & Segner.

41. INCORPORATION OF PRIOR AGREEMENTS; AMENDMENTS. This Lease, any attached addenda and exhibits, and any Services Agreements executed by the parties, contain all agreements of the parties with respect to any matter mentioned herein. No prior or contemporaneous agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification. Except as otherwise stated in this Lease, Tenant hereby acknowledges that neither Landlord nor any of its employees or agents has made any oral or written warranties or representations to Tenant relative to the condition or use by Tenant of the Premises or the Property and Tenant acknowledges that Tenant assumes all responsibility regarding the Occupational Safety Health Act, the legal use and adaptability of the Premises and the compliance thereof with all applicable laws and regulations in effect during the term of this Lease except as otherwise specifically stated in this Lease.

42. AUTHORITY. Each individual executing this Lease on behalf of Tenant represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of Tenant.

43. CONTINGENCY. This Lease is contingent upon the parties' execution by no later than November 4, 1994 of a Services Agreement covering the services to be provided by Landlord to Tenant. In the event such an agreement is not executed by that date, either party may terminate this Lease by notice to the other; provided that if neither party terminates this Lease pursuant to this Section by notice on or before November 8, 1994 or such later date as the parties may agree in writing, this Lease will continue in full force and effect for the Term hereof.

        EXECUTED as of the day and year first above written.



LANDLORD                                       TENANT

FRED HUTCHINSON CANCER                         CORIXA CORPORATION
RESEARCH CENTER




By  /s/ PEGGY A. MEANS                       By    /s/ ?????????????
  ----------------------------                  --------------------------------
     Its  EXECUTIVE VICE                            Its  CHIEF OPERATING
          PRESIDENT AND CHIEF                            OFFICER
          OPERATING OFFICER

                                    EXHIBIT A

                                LEGAL DESCRIPTION



Lots 1 through 8, inclusive, Block 94,

Together with the vacated alley adjoining said lots,

Terry's Second Addition to the Town (now City) of Seattle, according to the plat thereof recorded in Volume 1 of Plats, page 87, records of King County, Washington.

Situate in the City of Seattle, County of King, State of Washington

                                                                       EXHIBIT B

TENANT SPACE:  14,000 TOTAL RENTABLE SQ. FEET
               (PRORATA BUILDING & COMMON AREAS NOT SHOWN)















                               [BUILDING LAYOUT]

                                                                       EXHIBIT C
















                               [BUILDING LAYOUT]

                                                                       EXHIBIT C

PROPOSED ALTERATIONS TO COLUMBIA 46, 461A-461D














                               [BUILDING LAYOUT]

                                    EXHIBIT D



CORIXA CONSTRUCTION ITEMS

A. Demolition of walls, ceiling in Room 431, 431A, 431B, 431C, and reconfigure space into open office area.

B.    Remove casework in Room 444 and reconfigure space into open office area.

C.    Remove Darkroom Door #415 and reconfigure room into freezer storage.

D. Reconfigure casework and process piping in Lab #414 to accept installation of five (5) bio-safety cabinets.

E.    Mechanical and electrical modifications for above listed changes.

F. Mechanical and electrical modifications to accept installation of Owner equipment. Including, but not limited to freezers, centrifuges, lyophilizer, coolers, incubators, and synthesizer.

G.    Installation of security access hardware.

        HAZARDOUS MATERIALS STORAGE LIMITS FOR CORIXA CORPORATION(1, 2)

--------------------------------------------------- -------------------------------------------------
          FLAMMABLE/COMBUSTIBLE LIQUIDS                         STORAGE WITHIN CABINET(3)
--------------------------------------------------- -------------------------------------------------
 CLASS I-A                                                              19.2 GAL
--------------------------------------------------- -------------------------------------------------
 CLASS I-B                                                              38.4 GAL
--------------------------------------------------- -------------------------------------------------
 CLASS I-C                                                              57.6 GAL
--------------------------------------------------- -------------------------------------------------
 COMBINATION I-A, I-B, I-C                                              76.8 GAL
--------------------------------------------------- -------------------------------------------------
 CLASS II                                                               76.8 GAL
--------------------------------------------------- -------------------------------------------------
 CLASS III-A                                                           211.2 GAL
--------------------------------------------------- -------------------------------------------------
 CLASS III-B                                                            8448 GAL
--------------------------------------------------- -------------------------------------------------
 COMBINATION I, II                                                      76.8 GAL
--------------------------------------------------- -------------------------------------------------



---------------------------------------- ------------ ---------- ----------- ------------------------
                                                                              GAS: DISPENSED WITHIN
               MATERIAL                     SOLID      LIQUID       GAS       EXHAUSTED GAS CABINET
---------------------------------------- ------------ ---------- ----------- ------------------------
1.1  COMBUSTIBLE DUST LB/1,000 CU.  FT.     0.32         NA          NA                NA
---------------------------------------- ------------ ---------- ----------- ------------------------
1.2  COMBUSTIBLE FIBER:  LOOSE           32 CU. FT.      NA          NA                NA
---------------------------------------- ------------ ---------- ----------- ------------------------
1.2  COMBUSTIBLE FIBER:  BALED           320 CU. FT.     NA          NA                NA
---------------------------------------- ------------ ---------- ----------- ------------------------
1.3  CRYOGENIC, FLAMMABLE, OR OXIDIZING      NA        14.4 LB       NA                NA
---------------------------------------- ------------ ---------- ----------- ------------------------
2.1  EXPLOSIVES                               0           0          0                  0
---------------------------------------- ------------ ---------- ----------- ------------------------
3.1  FLAMMABLE SOLID                        8 LB         NA          NA                NA
---------------------------------------- ------------ ---------- ----------- ------------------------
3.2  FLAMMABLE GAS:  GASEOUS                 NA          NA      240 CU. FT.        480 CU. FT.
---------------------------------------- ------------ ---------- ----------- ------------------------
3.2  FLAMMABLE GAS:  LIQUEFIED               NA        4.8 GAL       NA              9.6 GAL
---------------------------------------- ------------ ---------- ----------- ------------------------
4.1  ORGANIC PEROXIDE:  UNCLASSIFIED          0           0          NA                NA
---------------------------------------- ------------ ---------- ----------- ------------------------
4.1  ORGANIC PEROXIDE:  CLASS I            0.32 LB     0.32 LB       NA                NA
---------------------------------------- ------------ ---------- ----------- ------------------------
4.1  ORGANIC PEROXIDE:  CLASS II            16 LB       16 LB        NA                NA
---------------------------------------- ------------ ---------- ----------- ------------------------
4.1  ORGANIC PEROXIDE:  CLASS III           40 LB       40 LB        NA                NA
---------------------------------------- ------------ ---------- ----------- ------------------------
4.1  ORGANIC PEROXIDE:  CLASS IV           160 LB      160 LB        NA                NA
---------------------------------------- ------------ ---------- ----------- ------------------------
4.1  ORGANIC PEROXIDE:  CLASS V           UNLIMITED   UNLIMITED      NA                NA
---------------------------------------- ------------ ---------- ----------- ------------------------
4.2  OXIDIZER:  CLASS 4                       0           0          NA                NA
---------------------------------------- ------------ ---------- ----------- ------------------------
4.2  OXIDIZER:  CLASS 3                    0.64 LB     0.64 LB       NA                NA
---------------------------------------- ------------ ---------- ----------- ------------------------
4.2  OXIDIZER:  CLASS 2                     80 LB       80 LB        NA                NA
---------------------------------------- ------------ ---------- ----------- ------------------------
4.2  OXIDIZER:  CLASS 1                    1280 LB     1280 LB       NA                NA
---------------------------------------- ------------ ---------- ----------- ------------------------
4.3  OXIDIZER - GAS:  GASEOUS                NA          NA      480 CU. FT.       960 CU. FT.
---------------------------------------- ------------ ---------- ----------- ------------------------
4.3  OXIDIZER - G AS:  LIQUEFIED             NA        4.8 GAL       NA              9.6 GAL
---------------------------------------- ------------ ---------- ----------- ------------------------
5.1  PYROPHORIC                               0           0          0                  0
---------------------------------------- ------------ ---------- ----------- ------------------------
6.1  UNSTABLE (REACTIVE):  CLASS 4            0           0          0                  0
---------------------------------------- ------------ ---------- ----------- ------------------------
6.1  UNSTABLE (REACTIVE):  CLASS 3         0.32 LB     0.32 LB   3.2 CU. FT.       6.4 CU. FT.
---------------------------------------- ------------ ---------- ----------- ------------------------
6.1  UNSTABLE (REACTIVE):  CLASS 2          16 LB       16 LB    80 CU. FT.        160 CU. FT.
---------------------------------------- ------------ ---------- ----------- ------------------------
6.1  UNSTABLE (REACTIVE):  CLASS 1        UNLIMITED   UNLIMITED  240 CU. FT.       480 CU. FT.
---------------------------------------- ------------ ---------- ----------- ------------------------
7.1  WATER (REACTIVE):  CLASS 3            1.6 LB      1.6 LB        NA                NA
---------------------------------------- ------------ ---------- ----------- ------------------------
7.1  WATER (REACTIVE):  CLASS 2             16 LB       16 LB        NA                NA
---------------------------------------- ------------ ---------- ----------- ------------------------
7.1  WATER (REACTIVE):  CLASS 1             40 LB       40 LB        NA                NA
---------------------------------------- ------------ ---------- ----------- ------------------------
CORROSIVE                                  1600 LB     160 GAL   208 CU. FT.       416 CU. FT.
---------------------------------------- ------------ ---------- ----------- ------------------------
HIGHLY TOXIC                               0.32 LB     0.32 LB       0             6.4 CU. FT.
---------------------------------------- ------------ ---------- ----------- ------------------------
IRRITANT                                   1600 LB     160 GAL   208 CU. FT.       416 CU. FT.
---------------------------------------- ------------ ---------- ----------- ------------------------
SENSITIZER                                 1600 LB     160 GAL   208 CU. FT.       416 CU. FT.
---------------------------------------- ------------ ---------- ----------- ------------------------
TOXIC                                      160 LB      160 LB        0             6.4 CU. FT.
---------------------------------------- ------------ ---------- ----------- ------------------------
OTHER HEALTH HAZARDS                       1600 LB     160 GAL   208 CU. FT.       416 CU. FT.
---------------------------------------- ------------ ---------- ----------- ------------------------

1     All limits based upon 1991 Uniform Fire Code.
2 Corixa hazardous materials limits calculated on pro-rated occupancy of Control Area number 2. Current occupancy: 32%. Change in occupancy square footage will change hazardous materials limits.
3 Flammable/combustible storage limits reduced by 50% if not stored within an FM approved flammable storage cabinet.

October 28, 1994


Mr. Glenn Osaka
Fred Hutchinson cancer Research Center
1124 Columbia Street, MS LE-21
Seattle, WA 98104
                                                                    C-2573-001B1
Re:     Early Occupancy

Dear Glenn:

      The purpose of this letter is to confirm that the following terms shall apply to the early occupancy by Corixa Corporation of our new premises on the fourth floor of the Columbia Building.

      1. On or before October 28, 1994, Corixa shall provide to you evidence that we are carrying the insurance we are required to carry pursuant to Section 10 of the Lease.

      2. Corixa will be responsible for any damage to its equipment.

      3. Corixa will pay for all ancillary services provided to it by Landlord such as animal services, environmental health and safety.

      4. Corixa will operate in compliance with the provisions of the Lease which relate to Corixa's use of the space, including without limitation, the requirements that it operate in compliance with all applicable law and Landlord's Hazardous Awareness and Management Manual (excluding the radiation section).

      5. If Lease is nullified due to the failure of the parties to agree on the terms or the Services Agreement, then Corixa agrees to vacate the space within four (4) business days, removing all of its equipment and repairing any damage caused by it during its occupancy.

                                           Very truly yours,

                                            CORIXA ORATION

                                            /s/ Mark McDade

                                            Mark McDade
                                            Chief Operating Officer

CT/

                             COLUMBIA BUILDING LEASE
                                 FIRST AMENDMENT

         This First Amendment ("Amendment") is made as of 29 December, 1995, by and between Fred Hutchinson Cancer Research Center, a Washington nonprofit corporation ("Landlord") and Corixa Corporation, a Delaware corporation ("Tenant").

                                    RECITALS

         A. On October 28, 1994, Landlord and Tenant entered into a lease ("Lease") covering laboratory and office space on the fourth floor of the building commonly known as the Columbia Building ("Building"), located at 1124 Columbia Street, Seattle, Washington.

         B. The parties now desire to amend the Lease to correct the existing rentable square footage of the Premises, provide for current and future expansion of the Premises (including tenant improvements in expansion space), extend the Term, provide renewal options, and make certain other changes specified below.

                                    AGREEMENT

         Therefore, in consideration of the mutual promises and covenants set forth below, the parties agree:

         1.       GENERAL PROVISIONS.

         (a)      DEFINED TERMS.

         (1) Unless separately defined in this Amendment or unless the context clearly requires a different meaning, capitalized terms in this Amendment will have the meanings specified in the Lease, which is incorporated herein by reference.

         (2) As used in this Amendment:

         (A) "Affiliates" will mean all persons or entities affiliated with Fred Hutchinson Cancer Research Center ("FHCRC") or otherwise engaged in research in collaboration with FHCRC, including without limitation the National Institutes of Health.

         (B) "Sale of the Building" will mean the sale of the Building by FHCRC (which is presently contemplated to occur on or about March 31, 1996).

         (3) Except as modified in this Amendment and unless the context clearly requires a different meaning, the term "Base Rent" as used in the Lease will mean "Rent" as defined in this Amendment.

         (b) SCOPE OF AMENDMENT. This Amendment is intended to supplement (and not supersede) the Lease. Except to the extent of an inconsistency between the Lease and this

Amendment (in which case this Amendment will control), all of the terms of the Lease will continue in full force and will apply to the existing and expanded Premises.

         2.       PREMISES AND PARKING.

         (a)      PREMISES.

         (1) The parties hereby stipulate and agree that the current Premises consist of a total of 13,041 rentable square feet as depicted on the floor plan attached to the Lease as Exhibit A, and Section 2.1 of the Lease is hereby amended accordingly. This change in rentable square footage of the current Premises will be effective as of July 1, 1995, for purposes of determining Base Rent and Tenant's Pro Rata Share of Operating Expenses. The credit owing to Tenant resulting from the above change in floor area of the current Premises will be applied to Tenant's monthly Base Rent next due after execution of this Amendment.

         (2) Existing Section 2.1 of the Lease, as herein amended, is hereby designated as subsection (a), and the following new subsection (b) is hereby added to the Lease:

         (b) The parties stipulate and agree that the rentable square footages for the Building are as set forth in the schedule attached hereto as Exhibit F. If Tenant exercises its Right of First Opportunity (described below) for any area less than an entire floor of the Building, calculations of the rentable square footage of such space will be determined in accordance with the Standard Method for Measuring Floor Area in Office Buildings published by the Building Owners and Managers Association International (BOMA).

         (b) VEHICLE PARKING. Section 2.2 of the Lease is hereby amended in its entirety to read as follows:

         2.2 VEHICLE PARKING. Provided that Tenant is not then in default under this Lease (or if having been in default, the default is cured within the applicable cure period), Tenant will have the right, but not the obligation, to lease from Landlord a maximum of 1.5 reserved vehicle parking stalls per one thousand (1,000) rentable square feet comprising the Premises leased by Tenant from time to time up to a maximum of ninety-six (96) parking stalls (the "Parking Rights"), in accordance with the provisions set forth below.

         (a) Tenants right to exercise the Parking Rights is conditional upon Tenant giving Landlord written notice of its election to exercise such rights not later than four (4) months from the date the Lease commences for that portion of the Premises under which the Parking Rights are exercised (the "Parking Rights Period"). The notice will identify the location and rentable square footage that has been added to the Premises and the number of parking stalls for which Tenant is exercising its Parking Rights. If Tenant does not exercise its Parking Rights within the Parking Rights Period, or if it exercises the Parking Rights with respect to less than the maximum number of parking stalls permitted with respect to said added portion of the Premises, the Parking Rights will terminate and be of no further force or effect as to that portion of the Premises.

         (b) The initial rental rate for each parking stall leased by Tenant will be Seventy Dollars ($70.00) per stall per month, which rate will be subject to upward adjustment on the same dates and by the same percentages as provided in Section 4.2 of the Lease.

         (c) The parking stalls leased by Tenant under this Section 2.2 will be reserved parking stalls designated by Landlord and may be located at either or both of Landlord's surface parking lots commonly know as the "Boren and James Lots." Notwithstanding the foregoing, Landlord agrees, as of October 1, 1998, to designate to Tenant three (3) parking stalls in front of the main entrance of the Building, which will be marked as "Corixa Visitor Parking Only" ("Visitor Stalls"). The Visitor Stalls will be included among and credited against the maximum number of parking stalls leased to Tenant pursuant to this Section 2.2, but will be provided to Tenant without charge.

         (d) Landlord will have the right to retain for itself or lease to any third party (i) parking stalls in excess of the maximum leasable to Tenant under the Parking Rights; (ii) parking stalls allocable to Tenant under the Parking Rights but for which Tenant has failed to exercise its Parking Rights; and (iii) parking stalls allocable to Tenant but not yet exercisable under Tenant's Parking Rights, provided such parking stalls are leased on a month to month or other basis so that the parking stalls may become available to Tenant upon its timely exercise of Tenant's Parking Rights. Notwithstanding the foregoing, from time to time, if Tenant requires from Landlord parking stalls in addition to those provided pursuant to the Parking Rights, Tenant will provide Landlord with written notice of such need and Landlord agrees, to the extent such parking stalls are available, to negotiate in good faith with Tenant for Tenant's lease of said parking stalls on a month-to-month basis or such other terms as mutually agreeable to Tenant and Landlord. As used in the preceding sentence, "available" means parking stalls not leased to a tenant, subject to option rights by any other party, or retained or reserved by Landlord for use by itself or any prospective tenant. If Landlord and Tenant are unable to agree upon a mutually acceptable lease for said parking stalls within thirty (30) days of the date Landlord receives said notice, Landlord's obligation to negotiate will terminate.

         (e) Tenant agrees not to permit or allow any vehicles that belong to or are controlled by Tenant or Tenant's employees, suppliers, shippers, customers or invitees to be loaded, unloaded or parked in areas other than those designated in writing by Landlord for such activities. Tenant will monitor and manage the use of its parking stalls, and will coordinate with Landlord on any parking management or monitoring issues and agrees to adhere to any rules and regulations reasonably and non-discriminatorily hereafter promulgated by Landlord with respect to use of parking at the Research Center (including the Boren and James Lots). Tenant further agrees that Landlord will not be responsible for any damage to any vehicles parked at the Research Center or the theft of such vehicles or their contents and agrees to indemnify and hold harmless Landlord from any claims arising out of the use of the parking stalls by any of Tenant's employees, guests or invitees, as provided in Section 10.5 of this Lease.

         (f) The Parking Rights herein granted to Tenant and any lease arising therefrom are not assignable apart from this Lease.

         (g) The Parking Rights and any lease pertaining to the parking stalls will terminate upon the termination of this Lease.

         (h) The period of time within which the Parking Rights may be exercised will not be extended or enlarged by reason of Tenant's inability to exercise the Parking Rights because of Tenant's default under this Lease.

         (i) As of October 1995, FHCRC is renting to Tenant parking stalls in the parking garage owned by Swedish Hospital Medical Center ("SHMC") commonly known as the "Invex Garage" that FHCRC leases from SHMC pursuant to a lease that will expire upon sale of the Building. FHCRC will continue to rent such parking stalls to Tenant until the Building is sold. If Tenant desires to continue renting parking stalls in the Invex Garage after sale of the Building, Tenant will be required to negotiate with SHMC for such parking, and FHCRC will use its reasonable best efforts to assist Tenant in such negotiations. Alternatively, if after sale of the Building FHCRC is able to lease sufficient parking stalls in the Invex Garage from SHMC, FHCRC will sublease to Tenant any such parking stalls that are in excess of the needs of FHCRC and its Affiliates.

         (c) NEW SECTIONS. New Sections 2.4, 2.5, 2.6 and 2.7 are hereby added to the Lease as follows:

         2.4      SHORT TERM EXPANSION SPACE (FOURTH AND FIFTH FLOORS).

         (a) Commencing upon execution of this Amendment, Tenant will have the right to lease or use the following spaces (collectively the "Short Term Expansion Space"):

         (1) The dark room on the fourth floor of the Building, depicted on attached Exhibit G ("Dark Room"). Until the later of March 16, 1998 or the date Landlord vacates the third and fourth floors of the Building ("Vacation Date"), Tenant will share use of the Dark Room with FHCRC and not be required to pay Base Rent or Tenant's Pro Rata Share of Operating Expenses for the Darkroom. On the Vacation Date, Tenant will commence paying Tenant's Pro Rata Share of Operating Expenses and Base Rent on the Dark Room at the rate then applicable for the rest of the Premises; provided that in no event will Tenant be required to pay Base Rent on the Dark Room until Tenant has exclusive use of that space.

         (2) The additional storage space on the fifth floor of the Building, depicted on attached Exhibit H ("Additional Storage Space"). So long as Tenant does not use the Additional Storage Space for a use other than limited access storage space, Tenant will not be required to pay Base Rent or Tenant's Pro Rata Share of Operating Expenses for the Additional Storage Space. After the Vacation Date, Tenant will have the right to lease the Additional Storage Space for the remaining Term of the Lease (including Option Periods) on the same terms and conditions as the rest of the Premises (including payment of Operating Expenses) except that Base Rent will be $12.00 per rentable square foot (so long as the space is only used for limited access storage space). Tenant agrees to exercise its option for lease of the Additional Storage Space by written notice to Landlord within 10 days after the Vacation Date.

         (b) Commencing on January 1, 1996, Landlord will lease to Tenant and Tenant will lease from Landlord, on the terms and subject to the conditions set forth in this Amendment and the Lease, an additional 2,205 rentable square feet of laboratory space on the fourth floor of the Building, as depicted on attached Exhibit G ("Initial Fourth Floor Expansion Space"). Immediately after execution of this Amendment, Landlord will improve the Initial Fourth Floor Expansion Space in the manner described in Section 7 below and will turn over that space to Tenant for its use as soon as Landlord's work is completed.

         2.5 SECOND FLOOR EXPANSION SPACE. Commencing on the date described in
Section 8.7 below, Landlord will lease to Tenant and Tenant will lease from Landlord, on the terms and subject to the conditions set forth in this Amendment and the Lease, the entire second floor of the Building, consisting of 21,143 rentable square feet ("Second Floor").

         2.6 LONG TERM EXPANSION SPACE (THIRD AND FOURTH FLOORS). Landlord will lease to Tenant and Tenant will lease from Landlord on the terms and conditions set forth in this Amendment and the Lease, the following spaces (collectively the "Long Term Expansion Space"):

         (a) Commencing on the date described in Section 8.7 below, the entire third floor of the Building, consisting of 21,429 rentable square feet ("Third Floor"); and

         (b) Commencing on the date described in Section 8.7 below, the remaining portion of the fourth floor of the Building, consisting of 6,188 rentable square feet (at which time Tenant will occupy the entire fourth floor of the Building, consisting of 21,434 rentable square feet, referred to hereinafter collectively as the "Fourth Floor").

         (c) Notwithstanding the foregoing, if, for any reason, Landlord determines that it will be unable to lease the Long Term Expansion Space to Tenant, Landlord will have the right to rescind the lease of the Long Term Expansion Space by giving notice to Tenant no later than the earlier of (1) closing of Sale of the Building or (2) March 31, 1996 ("Rescission Notice"). Tenant will then have the option for ninety (90) days after receipt of the Rescission Notice to cancel the Lease by notice to Landlord. If Tenant elects to cancel the Lease pursuant to this subsection: (i) Tenant will have up to eighteen (18) months to vacate the Premises, but will pay Base Rent, any applicable Additional Base Rent (as defined in Section 8.6(c) below), Tenant's Pro Rata Share of Operating Expenses, and all other charges due under the Lease until the date Tenant vacates the Premises; (ii) any Alterations or Utility Installations made to the Second Floor will be made to specifications mutually agreeable to Landlord and Tenant; and (iii) Landlord will reimburse Tenant for the costs of any Alterations or Utility Installations made to the Second Floor in accordance with the Lease (as amended) and paid for by Tenant to the extent Tenant has not been previously reimbursed for such costs by Landlord or a third party.

         2.7 ANIMAL SPACE. Commencing on the date FHCRC vacates the "A" floor of the "Annex Building" ("Animal Space Termination Date"), Tenant will have the right and option to lease all (but not part) of the animal facilities located on the "A" floor of the Annex Building ("Animal Space"), at a rental rate and on such other terms as are negotiated by Landlord and Tenant in good faith. FHCRC agrees to give Tenant 9-1/2 months notice of the Animal Space

Termination Date, and Tenant agrees to exercise its option for lease of the Animal Space by written notice to Landlord ("Exercise Notice") by the later of
(a) two weeks after it receives notice of the Animal Space Termination Date from FHCRC, or (b) 9 months prior to the Animal Space Termination Date. If Landlord and Tenant are unable to negotiate in good faith the terms of a lease for the Animal Space within sixty (60) days after the date Landlord receives Tenant's Exercise Notice, Tenant's right to lease the Animal Space will terminate and Landlord will be free to retain the space for use by Landlord or to lease the Animal Space to any other party on such terms and conditions as Landlord may determine in its discretion, without further notice to Tenant and free of any Right of First Opportunity (as defined in Section 22 below).

         3.       TERM.

         (a) TERM. The Term of the Lease is hereby extended until January 14, 2005, unless sooner terminated pursuant to any provision of the Lease or this Amendment, and Section 3.1 of the Lease is hereby amended accordingly. The second sentence of existing Section 3.1 of the Lease is hereby deleted.

         (b) EXTENSION OPTIONS. Section 3.2 of the Lease is hereby amended in its entirety to read as follows:

         3.2 EXTENSION OPTIONS. Landlord hereby grants Tenant two (2) options to extend the Term of the Lease for additional periods of five (5) years each ("Option Periods"), on the same terms and conditions as those previously in effect, except that Rent (as defined in Section 4.1 below) will be increased as specified in Section 4.2(c) below. To exercise an extension option, Tenant must give Landlord at least nine (9) months written notice prior to expiration of the initial or previously extended Lease Term.

         4.       RENT.

         (a) BASE RENT. Section 4.1 of the Lease is hereby amended in its entirety to read as follows:

         4.1 BASE RENT. Tenant agrees to pay Landlord annual base rent at the rate of $28.00 per rentable square foot, payable in twelve equal monthly installments in advance on the first day of each calendar month, subject to increase as provided in Sections 4.2 and 8.6(c) below ("Base Rent"). The Base Rent and any applicable Additional Base Rent are collectively referred to herein as "Rent." Rent will be paid by Tenant to Landlord at the address shown on
Section 1 of the Lease or such other place as Landlord may designate by written notice to Tenant. Except as otherwise provided herein, Base Rent for expansion space (including without limitation the Initial Fourth Floor Expansion Space, Second Floor and Long Term Expansion Space) will be the Base Rent in effect as of the date the expansion space is added to the Premises. Rent for any period during the Term that is less than one month will be prorated on a per diem basis based upon a thirty-day month. Rent for the Second Floor and any Long Term Expansion Space (as defined below) will commence on the date specified in
Section 8.7 below.

         (b) BASE RENT ADJUSTMENT. Section 4.2 of the Lease is hereby amended in its entirety to read as follows:

         4.2      BASE RENT ADJUSTMENT.

         (a) Beginning January 15, 1998, Base Rent will be increased on each anniversary thereof ("Adjustment Date") by the percentage increase in the Consumer Price Index (defined below) over the preceding twelve (12) month period, measured by the percentage difference between the Consumer Price Index most recently published prior to that Adjustment Date and the Consumer Price Index most recently published prior to the previous Adjustment Date. In no event, however, will the increase in Base Rent for any Lease year be less than three percent (3%) or more than six percent (6%). "Consumer Price Index" will mean the Consumer Price Index All Urban Consumers, All Cities, 1988 Revision (1982-84 = 100), which is published by the United States Bureau of Labor Statistics or such comparable successor index as may be published by the United States Bureau of Labor Statistics from time to time. If the Consumer Price Index is discontinued, the parties will select another similar index which reflects consumer prices, and if the parties cannot agree on another index, it will be selected by binding arbitration pursuant to the terms of this Lease. If arbitration is required to select another index, Tenant will continue to pay an amount equal to the Base Rent or adjusted Base Rent last payable until the new adjusted Base Rent can be determined (which in no event will be less than the Base Rent last payable), at which time Tenant will pay any additional amounts owed for that Lease year based on the new adjusted Base Rent as determined by the arbitration and Tenant will thereafter pay the new adjusted Base Rent.

         (b) Each segment of Additional Base Rent (i.e., Second Floor Additional Base Rent, Third Floor Additional Base Rent and Fourth Floor Additional Base
Rent) will also be adjusted annually on the anniversary of the Adjustment Date in the same manner as Base Rent; provided, that the first adjustment will be calculated using as a base index the Consumer Price Index published on the Adjustment Date immediately prior to the date on which that segment of Additional Base Rent commenced and the amount of the adjustment will be pro-rated for the period between the date the Additional Base Rent first becomes payable and the next following Adjustment Date.

         (c) Upon exercise of an Extension Option, Base Rent for the first year of the Option Period will be increased, but in no event decreased, to an amount equal to the "market rate rent" for the Premises. Thereafter, Base Rent will be increased on each anniversary of the commencement date of the Option Period by the percentage increase in the Consumer Price Index, as set forth in subsection
(a) above. As used herein, "market rate rent" will mean the base annual rental for office and laboratory space of a comparable size, location, quality, finish and use as the Premises. If Tenant disagrees with Landlord's determination of the market rate rent, and if the parties have not agreed on the rent to be paid for the first year of the applicable Option Period by the date which is 120 days before the commencement of the Option Period (the "Agreement Date"), then the market rate rent will be determined as follows:

         (1) Within fifteen (15) business days after the Agreement Date, Landlord and Tenant will each select one appraiser to determine the market rate rent. Each appraiser will determine the market rate rent and submit his or her conclusion to Landlord and Tenant within thirty (30) business days after the Agreement Date.

         (2) If only one appraisal is submitted within the requisite time period, it will be deemed to establish the market rate rent.

         (3) If both appraisals are submitted within such time period, and if the two appraisals differ by less than ten percent (10%) of the higher of the two, the average of the two will be the market rate rent. If the two appraisals differ by more than ten percent (10%) of the higher of the two, then the two appraisers will immediately select a third appraiser who will within ten (10) business days after his or her selection make a determination of the market rate rent without any disclosure to that appraiser of the determinations made by the first two appraisers. The third appraiser will submit his or her determination to Landlord and Tenant. Whichever of the two previous appraisals is closer to the third appraisal will be the market rate rent. If the third appraisal is exactly between the two previously appraisals, the third appraisal will be deemed to be the market rate rent.

         (4) All appraisers (A) will be MAI members of the American Institute of Real Estate Appraisers (or any successor association or body of comparable standing if such institute is not then in existence) and (B) will have not less than five (5) years experience appraising commercial leasehold space in the greater Seattle, Washington area. Each party will pay the cost of the appraiser selected by such party and will pay its own counsel fees, and fees of expert witnesses, if any, and each party will pay one-half of the cost of the third appraiser

         (d) In no event will the Base Rent payable in any year during the initial or any extended Term of the Lease be decreased over the Base Rent payable during the preceding year, regardless of how Base Rent is determined for the year in question.

         (c)      OPERATING EXPENSES.

         (1) The first sentence of Section 4.3(a) of the Lease is hereby amended in its entirety to read as follows:

         In addition to Base Rent, Tenant will pay Landlord as additional rent Tenant's "Pro Rata Share" (defined below) of the actual direct "Operating Expenses" (defined below) of the Building and the Premises.

         (2) Section 4.3(d) of the Lease is hereby amended in its entirety to read as follows:

         (d) "Operating Expenses" are defined for purposes of this Lease as all costs incurred by Landlord in connection with the ownership, operation and maintenance of the Building and the Premises, including without limitation: (i) operation, management, repair and maintenance of the Common Areas; (ii) all utilities rendered or furnished to the Premises and Common Areas (including without limitation electricity, steam, water, sewer, deionized water, gas, trash removal and other public utilities to service the Common Areas and the Premises); (iii) janitorial services (including emptying trash, light vacuuming, dusting and supplies); (iv) security services; (v) purchased services, such as underground tank testing, pest control, elevator maintenance, sliding door maintenance, landscape maintenance, window cleaning, chiller preventive maintenance, compactor maintenance, general area painting and other miscellaneous purchased services; (vi) repair and maintenance, including labor, supplies and the cost of Landlord's on-site facilities engineering staff (including salary, benefits, employment taxes and insurance); (vii) insurance provided by Landlord pursuant to Section 10.2 of the Lease (including without limitation property damage, public liability, earthquake and environmental insurance); (viii) the deductible amount of any insured loss with respect to the Premises or the Building, provided that Tenant's share in any year will not exceed $100,000 for any loss due to earthquake or $50,000 for any other loss; (ix) all real and personal property taxes; and (x) after the Sale of the Building, the costs of property management, not to exceed 3 % of Base Rent. The services covered by the Operating Expenses will be provided by Landlord to Tenant, including without limitation the janitorial services described in clause (iii) above and the utility services described in clause (ii) above. Utility services and HVAC, as described in Section 8.8 below, will be provided to the Premises 24 hours per day unless temporarily interrupted after reasonable notice by Landlord or otherwise interrupted for reasons beyond the reasonable control of Landlord. After March 16, 1998, Tenant, at its option and expense, may have any utilities to the Premises separately metered, subject to coordination with Landlord and such reasonable conditions as Landlord may impose to minimize any disruption of services to other tenants or occupants of the Building. If utilities are separately metered, Tenant agrees to pay for the utility services to the Premises utilized by Tenant subject to an appropriate adjustment in the monthly charge for Operating Expenses; provided that all work to separately meter the utilities is subject to approval by Landlord, which will not be unreasonably withheld. Tenant, at its option, may provide for its own janitorial service for the Premises, in which case Tenant will receive an appropriate adjustment in the monthly charge for Operating Expenses. The costs related to Landlord's engineering staff will be reasonable, cost-effective and not duplicative of the property management function. In addition, if while FHCRC is Landlord, FHCRC's engineering staff works part of the time on projects that relate to FHCRC's non-real estate operations (such as work on FHCRC's research equipment), then the cost of the staff will be equitably allocated between FHCRC's separate expense and Operating Expenses.

         (3) Section 4.3(e) of the Lease is hereby amended in its entirety to read as follows:

         (e) The following will not be included in Operating Expenses: (i) overhead not directly related to the operation of the Research Complex; (ii) expenses for which Landlord receives reimbursement or indemnification; (iii) expenses incurred in leasing space in the Building or in disputes with other tenants; (iv) costs of services not provided to Tenant; and (v) costs which would be capitalized under generally accepted accounting principles, provided that Landlord will be entitled to include amortization of capital improvements that are made for the purpose of increasing operating efficiency of the Building and thereby reducing the Operating Expenses, which capital improvements will be evenly amortized over their useful life, not to exceed seven years.

         (4) New Section 4.3(f) is hereby added to the Lease as follows:

         (f) Notwithstanding Sections 4.3(d) and (e) above, whether costs of capital equipment repairs will be included in Operating Expenses will be determined as follows:

         (i) Any capital equipment repair that costs $100,000 or less will be included in Operating Expenses in the year incurred.

         (ii) Any capital equipment repair that costs more than $100,000, will be included in Operating Expenses only if the cost of repair is less than or equal to 35% of the replacement cost of the item being repaired.

         (iii) Any capital equipment repair the cost of which is more than $100,000 and more than 35% of the replacement cost of the item being repaired will be amortized evenly over its useful life, which will not exceed seven years. The aggregate increase in Operating Expenses for such amortized costs of repairs will be capped at $2.00 per rentable square foot of the Premises per year, with any such costs in excess of that amount being carried forward until such costs can be included within that cap.

         (5) A new subsection is hereby added to Section 4.3 of the Lease as follows:

         (f) Tenant acknowledges that Landlord is attempting to sell the Building, and that such sale may result in an increase in the property taxes on the Building and the Premises. Landlord agrees that any increase in Tenant's Pro Rata Share of Operating Expenses attributable to an increase in property taxes resulting from the Sale of the Building will be limited to a maximum increase of $2.00 per rentable square foot, and the excess of any increase over $2.00 per rentable square foot will be deemed to be a permanent credit against Tenant's Pro Rata Share of Operating Expenses ("Permanent Credit"). The Permanent Credit will arise only from a Sale of the Building by FHCRC and will not arise from any other increase in property taxes, whether caused by inflation, any subsequent sale of the Building, or otherwise.

         (d) OTHER SERVICES. Section 4.4 of the Lease is hereby amended in its entirety to read as follows:

         4.4      OTHER SERVICES.

         (a) Tenant acknowledges and agrees that the charge for Tenant's Pro Rata Share of Operating Expenses does not include handling, storage, transportation or disposal of Hazardous Substances, basic mail pickup and delivery, courier or express mail services, shipping and receiving services, library services, and glassware services, telecommunications, computer services, bottled water, animal facilities or care, equipment usage, or other FHCRC-shared resources or in-house services. FHCRC and Tenant are parties to a Services Agreement dated as of October 28, 1995 ("Services Agreement"), pursuant to which FHCRC has agreed to provide some or all of the foregoing services on the terms and conditions stated therein.

         (b) FHCRC hereby agrees to continue providing such services under the Services Agreement as long as such services (including equipment usage and shared resources) are being used in the Building by FHCRC or its Affiliates and are available in excess of the needs of FHCRC and its Affiliates. FHCRC currently anticipates that it will be able to provide such services to Tenant through March 31, 1998. Thereafter, FHCRC will continue to provide such services as may be reasonably feasible, subject to renegotiation by FHCRC and Tenant.

         5. SECURITY DEPOSIT. Section 5 of the Lease is hereby amended to add the following:

         As additional security, at closing of the Sale of the Building, Tenant will provide to Landlord as security for performance of Tenant's obligations under this Lease (as amended) an unconditional, irrevocable standby letter of credit in the amount of $750,000 ("Letter of Credit"). The Letter of Credit: (a) will be in a form reasonably acceptable to Landlord; (b) will be issued by Commerce Bank of Washington, and confirmed by Seafirst Bank, or such other bank selected by Tenant so long as such bank has a comparable level of assets as Seafirst Bank; (c) will be for the benefit of Landlord, but may be assigned by Landlord to a purchaser of the Building; (d) will be automatically renewable from year to year throughout the Term of the Lease, including Option Periods (and may be drawn upon by Landlord if not renewed for any reason); and (e) will be payable by draft at sight in Seattle, Washington, upon presentation of a certification signed by the President or a Vice President of Landlord which states that a default under the Lease has occurred and has not been cured within any applicable cure period (as described in Section 19 of the Lease). Tenant may, at Tenant's option, substitute for the Letter of Credit a guarantee of Tenant's obligations under the Lease executed by a person or entity with net assets equivalent to a Fortune 100 company and otherwise reasonably acceptable to Landlord.

         6.       CONDITION OF PREMISES.

         (a) AMENDMENT OF SECTION 7.1. Section 7.1 of the Lease is hereby amended in its entirety to read as follows:

         7.1 CONDITION OF SPACE. Landlord will deliver the Initial Fourth Floor Expansion Space and any space leased by Tenant upon exercise of a Right of First Opportunity to Tenant clean and free of debris and hazardous materials and reconditioned in a manner comparable to that provided by Landlord to Tenant for its current space, with all existing cabinetry and equipment included and in working order Landlord's work will include generally cleaning the space, sanitizing all laboratory and laboratory support areas, repaint the interior of the space, replacing all missing sinks, patching or repairing all damaged floor tiles, and patching or repairing all counter tops and cabinets, repairing any damage to the ceiling, and repairing/replacing all lighting to good working order

         (b) NEW SECTION. New Section 7.4 is hereby added to the Lease as follows:

         7.4 ACCEPTANCE OF SPACE. Tenant will give Landlord written notice accepting or rejecting the condition of the Initial Fourth Floor Expansion Space and any space leased by Tenant upon exercise of a Right of First Opportunity within 60 days after Landlord delivers the space to Tenant. If Tenant rejects the condition of such space, Tenant's notice will identify with particularity all reasons for such rejection. If Tenant fails to give Landlord notice rejecting the condition of such space within that 60-day period, Tenant will be deemed to have accepted the space "as is." In no event will rejection of the condition of such space by Tenant relieve Tenant of any obligations under the Lease, including without limitation Tenant's obligations to pay Rent and Tenant's Pro Rata Share of Operating Expenses, unless the condition of the space substantially and materially interferes with Tenant's ability to use the space.

         7.       ALTERATIONS AND ADDITIONS.

         (a) LANDLORD'S OBLIGATIONS. The first sentence of Section 8.1 of the Lease is hereby deleted and replaced with the following two sentences:

         Subject to the provisions of Section 4.3 (Operating Expenses), Section 6 (Use), Section 8.2 (Tenant's Obligations), Section 10.4 (Waiver of Subrogation) and Section 15 (Damage or Destruction), and except for damage caused by any negligent or intentional act or omission of Tenant, Tenant's employees, suppliers, shippers, customers, or invitees, in which event Tenant will repair the damage, Landlord, at Landlord's expense, will keep in good condition and repair the foundations, exterior walls, structural condition of interior bearing walls, and roof of the Premises. In addition, Landlord will keep in good condition and repair all plumbing, heating, ventilating, electrical and lighting facilities, and equipment provided by Landlord, together with the Common Areas and all parts thereof, the costs of which will be included in Operating Expenses, subject to the provisions of Section 4.3(f) above.

         (b)      NEW SUBSECTIONS TO SECTION 8.3.  The following new subsections
(h) through (m) are hereby added to Section 8.3 of the Lease:

         (h) Tenant may make Alterations and Utility Installations to the Premises on the terms and conditions of this Section 8.3. In addition, the initial Alterations and Utility Installations planned by Tenant for the Second, Third and Fourth Floors ("Tenant Improvement Work") will be performed in accordance with a work letter attached as Exhibit I ("Work Letter"), which Work Letter will be executed by Tenant and Landlord concurrently with the execution of this Amendment. Landlord will provide Tenant and its contractors with access to the Premises for purposes of completing the work under the Work Letter as provided under Section 8.7 below.

         (i) Prior to Landlord allowing Tenant to enter upon the Premises for the purpose of performing the Tenant Improvement Work pursuant to the Work Letter or the placement of personal property, Tenant will furnish to Landlord evidence satisfactory to Landlord that insurance coverages required of Tenant under the provisions of Section 10 of the Lease are in effect, and such entry will be subject to all the terms and conditions of the Lease other than the payment of Base Rent or Operating Expenses.

         (j) Possession of areas necessary for utilities, services, safety and operation of the Building is reserved to Landlord, which areas will be limited to ventilation, elevator and utility shafts, the ceiling plenum area and utility conduits.

         (k) Any unresolved dispute arising under this Section 8.3 or the Work Letter will be submitted to binding arbitration as set forth in Section 25 of the Lease.

         (1) If, prior to the commencement of any Alterations or Utility Installations, Landlord delivers to Tenant a "baseline" environmental report prepared by a reputable environmental engineering firm describing the environmental condition of the Premises to be altered at the time access to said Premises is given to Tenant, then unless Tenant gives Landlord written notice within thirty (30) days after delivery that Tenant objects to matters included in the report, such report will establish that the Premises were delivered to Tenant free of Hazardous Substances (as defined in Section 11.9 of the Lease), except as may be set forth in the report.

         (c) NEW SECTIONS. New sections 8.5, 8.6, 8.7 and 8.8 are hereby added to the Lease as follows:

         8.5      ALTERATIONS TO ELEVATORS.

         (a) Landlord, at its expense, will do the work described in this paragraph on the elevators of the Building. On or before the date that Tenant occupies any full floor, Landlord will make any necessary changes to the mechanical and other control mechanisms of the Building elevators so that access to the floors fully occupied by Tenant is restricted to those authorized by Tenant, i.e. by a card-key or key pad system.

         (b) Tenant, at its expense, will demolish and remove the elevator shaft walls at the elevator vestibule, and do such other work to the elevator vestibule and make such other changes desired by Tenant or necessary to enable the elevator(s) to service the Third or Fourth Floors. Tenant will do such work only after the applicable Access Deadline set forth in Section 8.7 below. Landlord will make any necessary changes to the mechanical and other control mechanisms of the Building elevators to accommodate the changes made by Tenant.

         8.6      ALLOWANCES.

         (a) Landlord will provide Tenant with the following allowances for Alterations and Utility Installations, subject to the terms and conditions of this Section 8.6 and the Work Letter ("Allowances"):

         (1) Landlord will provide Tenant an allowance of $65.00 per rentable square foot of the Second Floor, up to a maximum of $1,374,295 ("Second Floor Allowance"); and

         (2) Landlord will provide Tenant an allowance of $75.00 per rentable square foot of the Third and Fourth Floors and an additional $10.00 per rentable square foot of the Second Floor, up to a maximum of $3,426,155 ("Long Term Allowance").

         (b) The Allowances represent all funding to be provided by Landlord to Tenant for all of Tenant's Alterations and Utility Installations to the Second, Third and Fourth Floors, including without limitation any work necessary to allow the elevator(s) to service the Third and Fourth Floors as set forth in
Section 8.5(b) above. The Allowances will be available to Tenant to fund Tenant's Alterations and Utility Installations on the Second, Third and Fourth Floors, and will be payable by Landlord for the applicable work, up to the total amount payable under the applicable Allowance as set forth in Subsection 8.6(a) above, as provided in the Work Letter

         (c) For each dollar per rentable square foot ("rsf") of Long Term Allowance paid by Landlord, Tenant will pay seventeen cents ($0.17) per rsf of that space as additional annual Base Rent ("Additional Base Rent"). Additional Base Rent attributable to Long Term Allowance is illustrated by the following examples:

         (1) If Tenant utilizes the maximum Long Term Allowance for the Second Floor, the Additional Base Rent for that space will be $1.70 per rsf, calculated as follows:

Second Floor                                                   21,143  rsf
Times Long Term Allowance                               x        $10/  rsf
                                                     -----------------------
Total Allowance                                              $221,430
Times Base Rent Increase                                 x      $0.17
                                                     -----------------------
Total Additional Base Rent                                    $35,943
Divided by Second Floor rsf                               /    21,143
                                                     -----------------------
Additional Base Rent (per rsf)                                  $1.70

         (2) If Tenant utilizes the maximum Long Term Allowance for the Third Floor, Additional Base Rent for that space will be $12.75 per rsf, calculated as follows:

Third Floor                                                    21,429  rsf
Times Long Term Allowance                                 x      $75/  rsf
                                                     -----------------------
Total Allowance                                            $1,607,175
Times Base Rent Increase                                  x     $0.17
                                                     -----------------------
Total Additional Base Rent                                   $273,220
Divided by Third Floor rsf                                     21,429
                                                     -----------------------
Additional Base Rent (per rsf)                                 $12.75

         (3) If Tenant utilizes the maximum Long Term Allowance for the Fourth Floor, Additional Base Rent for that space will be $12.75 per rsf, calculated as follows:

Fourth Floor                                                   21,434  rsf
Times Long Term Allowance                                 x      $75/  rsf
                                                     -----------------------
Total Allowance                                            $1,607,550
Times Base Rent Increase                                  x     $0.17
                                                     -----------------------
Total Additional Base Rent                                   $273,284
Divided by Fourth Floor rsf                               /    21,434
                                                     -----------------------
Additional Base Rent (per rsf)                                 $12.75

         (d) Additional Base Rent will be due and payable with regard to the area improved on the date that Base Rent commences on that improved area; provided that Additional Base Rent will be due on the Fourth Floor when Base Rent commences on the Long Term Expansion Space located on the Fourth Floor Thereafter, Additional Base Rent will be considered Base Rent subject to adjustment as provided in Section 4.2(a) above.

         8.7 ACCESS FOR CONSTRUCTION. Landlord will provide Tenant with access to the following areas for construction of Alterations and Utility Installations on or before the following dates (the "Access Deadlines"): (i) Second Floor - October 1, 1996, (ii) Third Floor - April 1, 1998, (iii) Fourth Floor (6,188 square feet) - July 15, 1998. If Landlord meets the applicable Access Deadlines, this Lease will commence on the applicable expansion space on the earlier of the date Tenant's Improvement Work is Substantially Completed (as defined in the Work Letter) or 180 days after access to the space is provided by Landlord ("Expansion Space Commencement Date"); provided, however, that if the Expansion Space Commencement Date for the Second Floor or any Long Term Expansion Space falls on or after the 11th day of the month, Tenant will not be required to pay Rent on that space until the first day of the following month.

         8.8 UTILITY CAPACITY. Landlord warrants and represents that the Building has the utilities capacities set forth in attached Exhibit J and such capacities are adequate for the nature and extent of the current usages in the Building. Such utility capacities will be allocated among tenants of the Building based on the relative rentable square footages occupied by the tenants, as those areas change from time to time.

         8. SIGNS. Section 9 of the Lease is hereby amended in its entirety to read as follows:

         9. SIGNS. Landlord will provide Tenant signage in the main lobby of the Building and on each floor occupied by Tenant at no cost to Tenant. At any time after March 1, 1998, Tenant will have the right, at its expense, to install a sign on the exterior of the Building on the main entrance side of the Building, provided that Tenant obtains all necessary governmental permits and Landlord's approval as to design and location, which will not be unreasonably withheld. Tenant will remove the sign on or before termination of the Lease and repair any damage caused thereby. Once Tenant has occupied all of the Second, Third and Fourth Floors, Landlord agrees not to grant any other tenant of the Building any greater signage rights than are granted to Tenant. Except as provided in this
Section 9, Tenant will not place any sign upon the Premises, Building or Research Center without Landlord's prior written consent. Under no circumstances will Tenant place a sign on any roof of the Building or the Research Center

         9.       INSURANCE; INDEMNITY.

         (a) INSURANCE TO BE MAINTAINED BY TENANT. The amount of insurance required to be maintained by Tenant pursuant to the second sentence of Section
10.1 of the Lease is hereby increased to Two Million Dollars ($2,000,000) per occurrence.

         (b) PROPERTY INSURANCE. Section 10.2 of the Lease is hereby amended in its entirety to read as follows:

         10.2 PROPERTY INSURANCE. Landlord will obtain and keep in force during the term of this Lease, as part of Operating Expenses, a policy or policies of insurance covering loss or damage to the Research Complex improvements (but not Tenant's personal property, fixtures, equipment or tenant improvements), as the same may exist from time to time, in an amount equal to the full replacement value thereof or such lesser coverage as Landlord may elect, providing protection against all perils included within the classification of fire, extended coverage, sprinkler damage (if applicable), vandalism, malicious mischief, special extended perils ("all risk," as such term is used in the insurance industry), plate glass insurance and such other insurance as Landlord deems advisable. Landlord, subject to availability thereof and, as part of Operating Expenses, will further insure, as Landlord deems appropriate, against flood, environmental hazard and earthquake, loss or failure of Building equipment, rental loss during the period of repair or rebuild, workers' compensation insurance and fidelity bonds for employees employed to perform services at the Research Complex. Landlord, as part of Operating Expenses, will further carry public liability insurance with single limit of not less than Two Million Dollars ($2,000,000.00) for death or bodily injury, or property damage with respect to the Research Complex, and will provide insurance as to tenant improvement work in an amount equal to $75.00 per rentable square foot, which amount will be increased to reflect any increases in the Consumer Price Index in the manner described in Section 4.2(a) above.

         (c) INSURANCE POLICIES. Section 10.3 of the Lease is hereby amended in its entirety to read as follows:

         10.3 Insurance Policies. The insurance required of Tenant under Section
10.1 above will name Landlord, its officers, employees and agents, as an additional insured. Said insurance will be with companies having a rating of not less than policyholder rating of A and financial category rating of at least Class X in "Best's Insurance Guide." Tenant will obtain for Landlord from the insurance companies or cause the insurance companies to furnish certificates of coverage to Landlord within seven (7) days after the commencement of the Lease. No such policy will be cancelable or subject to reduction of coverage or other modification or cancellation except after thirty (30) days' prior written notice to Landlord from the insurer. All such policies will be written as primary policies, not contributing with and not in excess of the coverage which Landlord may carry. Tenant's policy may be a "blanket policy" which specifically provides that the amount of insurance will not be prejudiced by other losses covered by the policy. Tenant will, at least thirty (30) days prior to the expiration of such policies, furnish Landlord with renewals or binders. Tenant agrees that if Tenant does not take out and maintain such insurance, Landlord may (but will not be required to) procure said insurance on Tenant's behalf and at its cost to be paid as additional rent. In each instance where insurance is to name Landlord as additional insured, Tenant will upon written request of Landlord also designate and furnish certificates so evidencing Landlord as additional insured to (i) any lender of Landlord holding a security interest in the Research Complex or real property upon which the Building is situated, and/or (ii) any management company retained by Landlord to manage the Project.

         (d) Waiver of Subrogation. Section 10.4 of the Lease is hereby amended in its entirety to read as follows:

         10.4 Waiver of Subrogation. Landlord and Tenant each hereby waive any and all rights of recovery against the other or against the officers, directors, employees, agents, and representatives of the other, on account of loss or damage occasioned to such waiving party or its property or the property of others under its control to the extent that such loss or damage is insured against under any fire and extended coverage insurance policy which either may have in force at the time of such loss or damage. Such waivers will continue as long as their respective insurers so permit. Any termination of such a waiver will be by written notice of circumstances as hereinafter set forth. Landlord and Tenant upon obtaining the policies of insurance required or permitted under this Lease will give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease. If such policies will not be obtainable with such waiver or will be so obtainable only at a premium over that chargeable without such waiver, the party seeking such policy will notify the other thereof, and the latter will have ten (10) days thereafter to either (i) procure such insurance within companies reasonably satisfactory to the other party or
(ii) agree to pay such additional premium (in the Tenant's case, in the proportion which the area of the Premises bears to the insured area). If neither
(i) nor (ii) are done, this Section 10.4 will have no effect during such time as such policies will not be obtainable or the party in whose favor a waiver of subrogation is desired refuses to pay the additional premium. If such policies will at any time be unobtainable, but will be subsequently obtainable, neither party will be subsequently liable for a failure to obtain such insurance until a reasonable time after notification thereof by the other party. If the release of either Landlord or Tenant, as set forth in the first sentence of this Section
10.4 will contravene any law with respect to exculpatory agreements, the liability of the party in question will be deemed not released but will be secondary to the other's insurer.

         (d) Tenant's Risk. New Section 10.7 is hereby added to the Lease as follows:

         10.7 Tenant's Risk. Tenant assumes the risk of damage to any fixtures, goods, inventory, merchandise, equipment, and leasehold improvements, and Landlord will not be liable for injury to Tenant's business or any loss of income therefrom relative to such damage all as more particularly heretofore set forth within this Lease. Tenant at Tenant's cost will carry such insurance as Tenant desires for Tenant's protection with respect to personal property of Tenant or business interruption.

         (e) Increased Limits. New Section 10.8 is hereby added to the Lease as follows:

         10.8 Increased Limits. Landlord may require insurance policy limits to be raised to conform with requirements of Landlord's lender.

         10. Hazardous Substances. The second sentence of Section 11.1 is hereby amended in its entirety to read as follows:

         The storage limits for the Premises: Based on the 1991 Uniform Fire Code, Tenant's share of the control areas and storage limits for hazardous substances shall be determined by the prorata share of the space Tenant occupies in the Building at the applicable time.

         11. Right to Rent Additional Space. Section 22 of the Lease is hereby amended in its entirety to read as follows:

         22.      Right to Rent Additional Space.

         22.1 Right of First Opportunity. During the Term of this Lease, Landlord grants Tenant the right and first opportunity ("Right of First Opportunity") to lease any space that may come available in the Building and is not needed by FHCRC or its Affiliates. Landlord will give notice to Tenant when such space comes available. Tenant will then have ten (10) days in which to exercise its Right of First Opportunity by notice to Landlord, which notice will designate with reasonable particularity the space Tenant wishes to add (if less than all the space that is available). Upon exercise of this Right of First Opportunity, the space will be leased to Tenant for the remaining Term of this Lease (including extensions) on the same terms and conditions as set forth in this Lease, except that if the space is located on the first floor, the Base Rent will be $13.00 per rentable square foot (subject to adjustment as provided in Section 4.2 above). If Tenant fails to exercise its Right of First Opportunity within the ten day period, Landlord will be free to retain the space for use by Landlord or to lease the space to any other party on such terms and conditions as Landlord may determine in its discretion.

         22.2 Condition of Space. If Tenant exercises a Right of First Opportunity, prior to Tenant taking possession of any space pursuant to this
Section 22.2, Landlord will provide the level of improvements described in
Section 7 above.

         12. Arbitration. Section 25 of the Lease is hereby amended in its entirety to read as follows:

         25. Arbitration. If any dispute arises under this Lease, either party may submit the issue to binding arbitration by the Judicial Arbitration and Mediation Service ("JAMS") in Seattle, Washington. The fees and costs of the arbitrator will be shared equally by the parties.

         13. Landlord's Access. The second to the last sentence of Section 27 of the Lease (regarding Landlord's placement of "For Sale" and "For Rent" signs on or about the Building) is hereby deleted.

         14. Stock Warrants. A new Section 44 is hereby added to the Lease as follows:

         44. Stock Warrants. As additional rent and in consideration for FHCRC's execution of this Amendment, Tenant will grant to FHCRC warrants to purchase up to 117,362 shares of common stock of Tenant at a purchase price of Two Dollars ($2.00) per shares ("Warrants"). The Warrants will be in the form attached as Exhibit K, will have a term of at least twelve (12) years and will be assignable by FHCRC to a purchaser of the Building. The Warrants will provide that the exercise price, number of shares and type of stock will be proportionately adjusted in the event of any dividend of Tenant's common stock, or if Tenant's common stock is reclassified, subdivided or combined (such as through merger or consolidation). Issuance of the Warrants to FHCRC will be subject to a condition precedent that FHCRC does not elect to rescind the lease of the Long Term Expansion Space pursuant to a Rescission Notice under Section 2.6(c) above. If FHCRC does not issue a Rescission Notice to Tenant on or before March 31, 1996, then Tenant will issue the Warrants to FHCRC on April 1, 1996. As soon thereafter as reasonably possible, Tenant will, at its expense, use reasonable good faith efforts to cause the Warrants and to be duly registered under applicable state and federal laws.

         15. Real Estate Commission. Landlord agrees to pay to Tenant's agent, Teutsch Partners, a real estate commission of $75,000 upon execution of this Amendment and an additional $50,000 upon the earlier of (a) March 31, 1996, or
(b) closing of the Sale of the Building by Landlord; provided that if Landlord issues a Rescission Notice pursuant to Section 2.6(c) of this Amendment and if Tenant elects to terminate the Lease pursuant to Section 2.6(c), then the $50,000 payment will be waived. Except as stated in this Section, neither Landlord nor any purchaser of the Building will have any further obligation to Teutsch Partners, for commissions or otherwise.

         16. General. This Amendment and the Lease represent the entire agreement between the parties with respect to the matters covered therein and may not be amended except in writing duly executed by both parties. This Amendment will be executed in duplicate originals so that each party may retain a counterpart.

         Executed as of the date first above written.

LANDLORD:                               TENANT:

FRED HUTCHINSON CANCER                  CORIXA CORPORATION
RESEARCH CENTER



By /s/ PEGGY A. MEANS                   By /s/ MARK McDADE
   ------------------------------          -----------------------------
Its Exec. V.P. & Chief Operating        Its Chief Operating Officer
    Officer                                 ----------------------------
    -----------------------------

                              SCHEDULE OF EXHIBITS

Exhibit A:   Legal Description (attached to Lease)
Exhibit B:   Premises (as of October 28, 1994) (attached to Lease)
Exhibit C:   Landlord Improvements (as of October 28, 1994) (attached to Lease)
Exhibit D:   Corixa Construction Items (as of October 28, 1994) (attached to Lease)
Exhibit E:   [intentionally omitted]
Exhibit F:   Schedule of Building Square Footages
Exhibit G:   Dark Room and Initial Fourth Floor Expansion Space
Exhibit H:   Additional Storage Space
Exhibit I:   Work Letter
Exhibit J:   Utilities Capacities
Exhibit K:   Warrant

                                    EXHIBIT A

                                LEGAL DESCRIPTION


Lots 1 through 8, inclusive, Block 94,

Together with the vacated alley adjoining said lots,

Terry's Second Addition to the Town (now City) of Seattle, according to the plat thereof recorded in Volume 1 of Plats, page 87, records of King County, Washington.

Situate in the City of Seattle, County of King, State of Washington

                                    EXHIBIT B



                                    [PICTURE]

                                    EXHIBIT C



                                    [PICTURE]

                                    EXHIBIT C



                                    [PICTURE]

                                    EXHIBIT D


         CORIXA CONSTRUCTION ITEMS:

         A. Demolition of walls, in Room 431, 431A, 4318B, 4319C, and reconfigure space into open office area.

         B. Remove casework in Room 444 and reconfigure space into open office area.

         C. Remove Darkroom Door #415 and reconfigure room into freezer storage.

         D. Reconfigure casework and process piping in Lab #414 to accept installation of five (5) bio-safety cabinets.

         E. Mechanical and electrical modifications for above listed changes.

         F. Mechanical and electrical modifications to accept installation of Owner equipment. Including, but not limited to freezers, centrifuges, lyophilizer, coolers, Incubators, and arid synthesizer.

         G. Installation of security access hardware.

                                    EXHIBIT F

         The rentable square footages of the Building are as follows:


--------------------------------------------------------------------------------
                       Floor                                     RSF
--------------------------------------------------------------------------------
                      Basement                                  2,774
--------------------------------------------------------------------------------
                    First Floor                                 17,547
--------------------------------------------------------------------------------
                    Second Floor                                21,143
--------------------------------------------------------------------------------
                    Third Floor                                 21,429
--------------------------------------------------------------------------------
                 Existing Premises                              13,041
--------------------------------------------------------------------------------
                   (Fourth Floor)
                Initial Fourth Floor                            2,205
--------------------------------------------------------------------------------
                  Expansion Space
             Long Term Expansion Space                          6,188
--------------------------------------------------------------------------------
                    Fourth Floor
                Entire Fourth Floor                             21,434
--------------------------------------------------------------------------------
                    Fifth Floor                                 1,714
--------------------------------------------------------------------------------
                    Sixth Floor                                 21,427
--------------------------------------------------------------------------------
                   Seventh Floor                                21,338
--------------------------------------------------------------------------------
                       TOTAL                                   128,806
--------------------------------------------------------------------------------

                                    EXHIBIT G



                                    [PICTURE]

                                    EXHIBIT H



                                    [PICTURE]

                                                                       Exhibit I


                              WORK LETTER AGREEMENT

         THIS WORK LETTER AGREEMENT ("Work Letter") is made as of the ___ day of _____ 199_, by and between FRED HUTCHINSON CANCER RESEARCH CENTER, Washington nonprofit corporation ("Landlord") and CORIXA CORPORATION, a Delaware corporation ("Tenant"), with reference to the following facts:

                                    RECITALS

         A. Landlord and Tenant have concurrently herewith executed a first amendment to lease ("First Amendment") of the same date for certain premises located at 12124 Columbia Street, Seattle, Washington (the First Amendment and the lease is hereinafter collectively referred to as the "Lease"), to which this Work Letter is attached as Exhibit J. All capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Lease as amended by the First Amendment.

         B. The provisions of this Work Letter shall apply only to the initial Alterations and Utility Installations ("Tenant Improvement Work") planned by Tenant for the Second Floor, Third Floor and renovation of the entire Fourth Floor, which will occur when Tenant is given occupancy of all of the remaining space on that floor (the "Build-Out Spaces"). The Tenant Improvement Work will be performed in stages as Tenant prepares to renovate and occupy each Built-Out Space and will follow the time periods described in Section 8.4 of the First Amendment. As a result, the provisions of this Work Letter will be applied to each Built-Out Space as Tenant plans and accomplishes the Tenant Improvement Work to that space.

         Now, therefore, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1

                              GENERAL REQUIREMENTS

         1.1 Planning, construction and payment for the Tenant Improvement Work shall be carried out in accordance with the terms and provisions of this Work Letter.

         1.2 Tenant shall retain the services of a fully qualified firm of architects and laboratory architects (hereinafter referred to as "Architect") who shall be responsible for the preparation of fully detailed working drawings and specifications (the "Tenant Improvement Plans") from which the Tenant Improvement Work shall be constructed. "Fully qualified" in this context shall mean that the firm selected shall employ the full-time services of one or more architects or engineers who are licensed in the State of Washington. Tenant shall select the Architect, Contractor (as defined in Section 5.1 below) and major subcontractors and review the competitive bid process, subject to the approval of Landlord and, if applicable, Landlord's lender, which approval shall not be unreasonably withheld. Landlord hereby approves in advance Tenant's use of (i) either Mahlum & Norfors McKinley Gordon, or CNA Architecture as the Architect, and (ii) either DPR or Lease Crutcher Lewis as the Contractor. Periodic meetings shall be held, attended by the Landlord, Tenant, Architect, Contractor, other tenant improvement consultants selected by Tenant, and FHCRC (after Sale of the Building, as defined in the First Amendment), regarding the construction of the Tenant Improvement Work.

         1.3 Tenant shall be responsible for the direction of the Architect in the preparation of Tenant Improvement Plans and Architect shall be employed by Tenant.

         1.4 Landlord shall have full access to the Tenant Improvement Plans during the course of the development of the Tenant Improvement Work. Any changes, modifications improvements, or alterations which the Landlord may consider necessary in order to protect its or other tenants' interests in the Building shall be conveyed to Tenant who shall instruct Architect to make said changes, modifications, improvements and/or alterations. Landlord shall approve in writing or request modification of the Tenant Improvement Plans within ten
(10) business days of the receipt of the Tenant Improvement Plans as provided in
Section 1.6 below; provided, however, that if Landlord requests a modification to the design, quality of materials or installations of the Tenant Improvement Work due to the cost thereof, Tenant may nevertheless continue with the Tenant Improvement Work as planned if Tenant provides Landlord with evidence reasonably acceptable to Landlord that Tenant has sufficient funds of its own available which, when added to the applicable Allowance, will allow the Tenant Improvement Work to be completed in accordance with the Tenant Improvement Plans and within the amounts set forth in the Budget.

         1.5 The Tenant Improvement Plans shall be completed by Architect and presented to Landlord for review and approval. Contractor shall prepare and deliver to Landlord, at the same time the Tenant Improvement Plans are delivered to Landlord, a detailed time schedule for construction of the Tenant Improvement Work. Such schedule shall include the earliest anticipated date of completion of construction.

         1.6      Approval of Tenant Improvement Plans.

         1.6.1 The design, quality of materials and installations undertaken in the Premises under the Tenant Improvement Plans shall be subject to the reasonable prior approval of Landlord and, if applicable, Landlord's lender, and shall conform to and meet all applicable city, county, state and federal building codes and regulations and shall meet or exceed all guidelines, standards and recommendations prepared and issued by all other government authorities having jurisdiction over or other control of, the development and use of laboratory and office space of the type to be constructed within the Premises.

         1.6.2 Landlord shall review and approve or disapprove the Tenant Improvement Plans in writing within ten (10) business days after Landlord's receipt of such documents from the Architect. Landlord shall be responsible, at its sole expense, for the cost of reviewing such Tenant Improvement Plans. If Landlord disapproves any portion of the Tenant Improvement Plans, then Landlord shall specifically (a) approve those portions which are acceptable to Landlord and (b) disapprove those portions which are not acceptable to Landlord, specifying the reasons for such disapproval and describing in detail the change Landlord requests for each item disapproved.

         1.6.3 Landlord shall review and approve or disapprove the Tenant Improvement Plans for conformance with provisions contained within this Work Letter and the Lease. Where final Tenant Improvement Plans conflict with this Work Letter or the Lease, the provisions of the Landlord-approved Tenant Improvement Plans shall prevail.

         1.6.4 Any subsequent changes, modifications or alterations to the Tenant Improvement Plans following Landlord's initial approval of the Tenant Improvement Plans (other than as provided in Section 1.7 below) shall be processed in the manner provided in Section 19 of this Work Letter.

         1.7 Building Permit for Tenant Improvement Work. Tenant and/or Architect shall be responsible for obtaining a building permit for the construction of the Tenant Improvement Work (as defined in Section 3.1 below) from the applicable governing agencies. If any such governing agency shall reject the Tenant Improvement Work and thereby prevent the issuance of a building permit, Tenant shall immediately take such action and make all necessary corrections to the Tenant Improvement Plans required by said agencies. Upon said agency's approval of Tenant's permit application, Tenant or Architect shall obtain the building permit from said agency and deliver a copy of same to Landlord. Landlord will reimburse Tenant for the plan check, general building permit fees and any other governmental fees incurred by Tenant in connection therewith for the Tenant Improvement Work, which shall be charged against the Allowances and paid in accordance with Article 6 below.

         1.8 Construction of Landlord's Work and the Tenant Improvement Work.

         1.8.1 Landlord agrees, at its own expense, prior to the date scheduled for Tenant to occupy any full floor of the Building (unless prevented or delayed by conditions over which it has no control or other Permitted Delay as defined in Section 7.4 below), to cause by its own contractor to construct those improvements described as "Landlord's Work" in Article 2 hereof.

         1.8.2 Tenant agrees, as soon as practical, after receipt of the building permit therefor and obtaining access to the Premises pursuant to
Section 8.7 of the Lease (as amended by the First Amendment), to construct the Tenant Improvement Work in accordance with the Landlord-approved Tenant Improvement Plans. The costs and expenses incurred by Tenant in connection with such construction of the Tenant Improvement Work shall, to the extent provided in Article 6 below, be paid by Landlord from the Allowances.

         1.8.3 Upon the date the Tenant Improvement Work in the Premises is Substantially Complete (as defined in Section 7.1 below), Tenant shall accept the Premises in the condition in which they then exist, except as provided in Sections 7.2 and 8.8 of the Lease, and indemnify and hold Landlord harmless from liability, as provided in Article 10 of the Lease.

         1.8.4 Commencing on the date Tenant begins its Tenant Improvement Work on a Built-Out Space, Tenant shall indemnify and hold Landlord harmless from any loss of or damage to

Tenant's or Contractor's property, completed work, fixtures, equipment, materials or merchandise, and from liability for death of, or injury to, any person except as caused by the willful misconduct or negligence of Landlord. Tenant may, with Landlord's written consent, enter into possession of the Premises prior to the date the Tenant Improvement Work in the Premises is Substantially Complete for the purpose of operating its business which act shall be deemed an acceptance by Tenant of possession of such Premises and said date of possession shall become the commencement date under the Lease with respect to said Premises.

         1.8.5 Tenant agrees, at its own expense (subject to the Allowances), to construct diligently and continuously to completion the Tenant Improvement Work. The Tenant Improvement Work shall comply with all city, county, state and federal ordinances, rules and regulations relating thereto and shall not be constructed and/or installed in a manner inconsistent with the approval of the Tenant Improvement Plans (and any approved changes to those plans).

         1.8.6 Tenant shall deliver a completed, City of Seattle signed-off inspection card to Landlord within ten (10) days of Tenant's opening for business at said Premises. Tenant shall deliver an original Certificate of Occupancy to Landlord within ten (10) days of its issuance.

         1.9 Changes to Tenant Improvement Work.

         1.9.1 From time to time after the Tenant Improvement Plans have been approved by Landlord and Tenant pursuant to Section 1.6 hereof, Tenant may request changes to the Tenant Improvement Work or request changes to the work already installed ("Change(s)") by notifying Landlord in writing of the nature and extent of any such Change. If the nature of such Changes requires revisions to the Tenant Improvement Plans, then the Architect shall revise the Tenant Improvement Plans and deliver a revised set of the affected portion of the Tenant Improvement Plans to Landlord. To assist Landlord in its review of the Changes, Tenant shall provide Landlord with a statement of the additional costs or savings involved, including without limitation architectural and engineering costs and the period of time, if any, that the Changes are expected to extend or shorten the date the Tenant Improvement Work in the Premises will be Substantially Complete. At completion of each phase of the Tenant Improvement Work, Tenant shall provide Landlord with complete as-built plans of the Tenant Improvement Work.

         1.9.2 Material Changes to the Tenant Improvement Work ("Material Changes") are Changes that: i) alter the structural portions of the Building such as the load bearing walls, roof, foundation and floor slabs; ii) alter the function of the mechanical, electrical, heating, ventilation, air conditioning, plumbing and other systems of the Building; iii) exceed Five Thousand Dollars in cost for a single Change; or iv) are visible from the Common Area of the Research Complex. Landlord shall review and approve or disapprove in writing Material Changes within five (5) business days of the written receipt from Tenant of the requested Material Changes. Landlord shall review and approve or disapprove all other Changes within three (3) business days of its receipt in writing from Tenant of the requested Change. Any Changes (including Material Changes) not approved or disapproved in writing by Landlord within the time frames provided herein shall be deemed approved and Tenant may cause such Changes to be instituted without further review or consent from Landlord.

         1.9.3 Tenant shall reimburse Landlord for all reasonable and actual fees incurred by Landlord in connection with its third party consultants reviewing Changes and Material Changes to the Tenant Improvement Plans.

         1.10 Time is of the Essence. Landlord and Tenant agree that time and strict punctual performance of Landlord's Work and the Tenant Improvement Work are of the essence with respect to this Work Letter and that each shall use due diligence in performing their respective obligations pursuant to this Work Letter

                                    ARTICLE 2

                                 LANDLORD'S WORK

         2.1 General. "Landlord's Work" shall include and be limited to the construction, purchase and/or installation of an upgraded Building elevator system ("Elevator System") to service the Premises which shall be capable of servicing each of the Building floors fully occupied by Tenant and shall provide for restricted access to such floor by card key, key pad or other access control system mutually acceptable to Landlord and Tenant. Landlord shall be responsible only for installing the upgraded Elevator System to the Build-Out Spaces. Tenant shall be responsible, as a part of the Tenant Improvement Work, for improving the Building elevator vestibules on the Third and Fourth Floors and other changes desired by Tenant to such areas as described in Section 8.2(b) of the Lease ("Tenant's Elevator Work"). As to all building materials and equipment which Landlord is obligated to supply under this Article 2, Landlord shall select the contractor, manufacturer and installer thereof in its discretion.

         2.2 Removal of Trade Fixtures. As FHCRC vacates space in the Building, FHCRC will remove, at its expense, all furniture and such trade fixtures and research or other equipment as Landlord and FHCRC may agree upon.

                                    ARTICLE 3

                             TENANT IMPROVEMENT WORK

         3.1 General. "Tenant Improvement Work" shall include the demolition, construction, purchase and/or installation of all of the Tenant Improvement Work in accordance with the Landlord-approved Tenant Improvement Plans.

         3.2 Tenant Improvement Work. Tenant shall cause to be constructed the Tenant Improvement Work in accordance with the Tenant Improvement Plans.

         3.3 Equipment and Furnishings. Tenant shall be responsible for the placement within the Premises of the personal property of Tenant. Tenant shall purchase and/or install, at Tenant's expense, which shall not be reimbursable from the Allowances, all equipment and furnishings required by Tenant in the operation of its business, other than the improvements described in Article 2 above and in the Tenant Improvement Plans. Any costs, expenses or damages to the Research Complex incurred by Landlord arising out of or related to the negligent performance of the Tenant Improvement Work by Tenant, Contractor, subcontractor or other agents of Tenant shall be paid by Tenant to Landlord.

         3.4 Removal of Waste. During Tenant's performance of the Tenant Improvement Work and Contractor's performance of the Tenant Improvement Work, Tenant and Contractor shall promptly remove all of their trash and debris to Contractor supplied trash receptacles. Tenant shall not, and Tenant shall not permit Contractor to, dispose such waste material into the Building's trash receptacles.

                                    ARTICLE 4

                         TENANT IMPROVEMENT WORK BUDGET

         4.1 Budget of Tenant Improvement Work Costs.

         4.1.1 Tenant shall submit to Landlord prior to commencement of construction of any Tenant Improvement Work to be paid from the Allowances, a specific line item budget of the cost to complete the Tenant Improvement Work (the "Budget") prepared by Contractor and/or Tenant and certified by Architect for Landlord's review and approval, and Landlord's lender, if applicable, which approval shall not be unreasonably withheld.

         4.1.2 Notwithstanding Section 4.1.1 above, the Budget shall not be disapproved by Landlord if:

         (A) The line items in the Budget reasonably relate to the Tenant Improvement Work as shown on the Landlord-approved Tenant Improvement Plans; and

         (B) Tenant provides Landlord with evidence reasonably acceptable to Landlord that Tenant has sufficient funds of its own available which, when added to the applicable Allowance, will allow the Tenant Improvement Work to be completed within the amount set forth in the Budget.

         4.2 Landlord Approval of Budget.

         4.2.1 Landlord shall, within five (5) business days after receipt of the Budget, notify Tenant in writing of either (i) Landlord's approval of the Budget or (ii) Landlord's disapproval of the Budget and specific instructions to Tenant to change the scope of the Tenant Improvement Work and/or obtain additional bids.

         4.2.2 If Landlord disapproves the Budget and instructs Tenant to change the scope of the Tenant Improvement Work and the scope change complies with the requirements of Section 1.8 hereof, then Tenant; shall cause the Tenant Improvement Plans, as revised, to be rebid and shall cause a revised Budget to be prepared for Landlord ("Revised Budget"). Landlord's approval or disapproval of the Revised Budget shall be in compliance with this Article 4.2. Any subsequent Changes in the Tenant Improvement Work shall be re-bid and shall be subject to the same procedures as set forth in this Section 4.2.

         4.2.3 Within ten (10) business days after Landlord approves the original Budget or any Revised Budget, Tenant shall enter into a construction contract with the Contractor for construction of the Tenant Improvement Work.

         4.2.4 Tenant shall provide Landlord a copy of the fully executed construction contract for the Tenant Improvement Work between Tenant and Contractor for Landlord's records. Landlord and Landlord's designated representatives, and Tenant, shall, as one of the terms and conditions of such contract, have the right, at all reasonable times, to audit Contractor's records in connection with the construction of the Tenant Improvement Work.

                                    ARTICLE 5

                          TENANT'S USE OF A CONTRACTOR

         5.1 Contractor Selection. Tenant may select any contractor ("Contractor") approved by Landlord and, if applicable, its Lender, for the construction of the Tenant Improvement Work provided such Contractor is bondable and meets all licensing and insurance requirements established by the State of Washington and the City of Seattle and has in force a general liability insurance policy of not less than $1,000,000 or such higher limits as Landlord may reasonably request, which policy of insurance shall name Landlord as an additional insured. During the construction of any of the Tenant Improvement Work, Tenant shall provide or cause the Contractor to provide all-risk builder's risk insurance in such form as is customarily carried in the industry and written in an amount sufficient to prevent Landlord from becoming a co-insured in any loss under the policy but in no event less than the full anticipated replacement value of the Tenant Improvement Work. Tenant shall provide Landlord with a copy of the contract with Contractor and certificates of insurance naming Landlord as an additional insured prior to the commencement of the Tenant Improvement Work. At the request of Landlord, Tenant shall also provide Landlord with a copy of Contractor's most recent financial statements and proof of bondability. In addition, Contractor and its subcontractors will be signators to union labor agreements if required by Landlord's lender.

         5.2 Special Conditions. Tenant shall incorporate into the contract with Contractor the following items as "Special Conditions":

         5.2.1 Contractor shall diligently perform said work in a manner and at times which do not impede or delay Landlord's Work. Excepting any Permitted Delays as provided in this Work Letter, any delays in the completion of the Tenant Improvement Work caused by Contractor shall not relieve Tenant of any obligation under the Lease, including commencement of the payment of Rent under the Lease.

         5.2.2 Contractor shall be responsible for the repair; replacement or clean-up of any damage caused by Contractor to the Premises, Building or the Research Complex.

         5.2.3 Except as shown on the Landlord-approved Tenant Improvement Plans, Contractor shall: i) obtain written approval from Landlord prior to penetrating any floor slab, roof, or load bearing wall, and ii) obtain signoff on such work by a structural engineer acceptable to Landlord. Landlord's approval shall not relieve Tenant or Contractor from responsibility for damage to the Building because of such penetration by Tenant's Contractor.

         5.2.4 Contractor shall store all construction materials and contain all operations within the Premises and such other space as Landlord may specifically permit. Should Contractor be assigned space outside of the Premises, Contractor shall move to such other space as Landlord shall direct from time to time to avoid interference or delays with other work or other tenants at the Building. All trash; construction debris and surplus construction materials shall be promptly removed from the Research Complex by Contractor Landlord recognizes that additional storage space will be needed for Tenant's construction materials and Landlord will work cooperatively to provide such storage space for Tenant if it is reasonably available elsewhere in the Building.

         5.2.5 Contractor shall notify Landlord in advance in writing, and obtain Landlord's written prior approval (a) two (2) business days in advance of any work to be done on weekends and of any interruption of Building services, and (b) one (1) business day in advance of any work to be done at other than regular job hours, that may be necessary because of the Tenant Improvement Work.

         5.2.6 Tenant and Contractor shall comply with all applicable laws, codes rules and regulations governing the performance of the Tenant Improvement Work and all applicable regulations established by Landlord for the Research Complex, including without limitation the procedures for maintenance of air quality during construction set forth in attached Exhibit A.

         5.2.7 Contractor or subcontractors shall not post signs on any part of the Research Complex except those necessary for health and safety.

         5.2.8 Any and all work performed by Tenant or Contractor shall be performed in a manner so as to avoid any labor dispute which results in a stoppage or impairment as the result of any such labor dispute. Tenant shall immediately undertake such action as may be necessary to eliminate such dispute or potential dispute, including without limitation (a) removing all disputants from the job site until such time as the labor dispute no longer exists, (b) seeking an injunction in the event of a breach of contract between Tenant and Contractor and (c) filing appropriate unfair labor practice charges in the event of a union jurisdictional dispute.

         5.2.9 Access to other tenant's premises are to be scheduled at lease twenty-four hours in advance and are to be requested in writing.

         5.2.10 No music, animals, or inappropriate language is allowed at the Building.

         5.2.11 Construction personnel are to use the entrance, elevator or emergency stairs designated by Landlord. Loading of construction materials, supplies, trash and office/laboratory equipment shall not exceed the maximum load requirement for each elevator.

         5.2.12 No construction parking is permitted in the designated visitor parking stalls, in front of the Building's main entrance, in the loading dock area, in the designated ambulance space, or in the vehicle area of the basement of the Building.

         5.2.13 Prior to the use or installation of heavy equipment of any kind on the Building roof, review and sign-off on the proposed installation by a structural engineer acceptable to Landlord shall be required.

                                    ARTICLE 6

                          TENANT IMPROVEMENT ALLOWANCE

         6.1 Payments to the Contractor shall be made by Landlord out of the Allowances, as defined in Section 8.6 of the Lease (as amended by the First Amendment), which shall be held by Landlord. The Allowances shall be provided by Landlord and disbursed as provided below. Any additional funds which may be needed over and above the Allowances shall be paid by Tenant. Tenant shall provide landlord with evidence reasonably acceptable to Landlord of the availability of such additional funds.

         6.2 Payments from the Allowances shall be made no more frequently than on a monthly basis by Landlord. Payments shall be released only upon the approval of Architect who shall prepare a monthly certificate for payment which shall be submitted to Landlord and which in turn shall be based upon invoices from the Contractor and others (including the Architect) for work completed to date and/or for services or materials provided to date. The certificate shall be submitted to Landlord at least thirty (30) days prior to the date the disbursement is requested and shall include (a) a payment breakdown certified by Architect which shall show, to the extent such information is reasonably available, the amount then requested for disbursement for each line item in the Budget, the undisbursed amount of the line items existing before and the amount remaining after in such line item after disbursement; (b) copies of bills received by Tenant for all sums expended and/or due; (c) to the extent applicable, a statement from the Architect that states that the Tenant Improvement Work for which the previous disbursement was made were completed substantially in accordance with the Tenant Improvement Plans; and (d) such other documentation or information as may be reasonably requested by Landlord. All submittals for payment shall be accompanied by a lien release, conditioned upon receipt of the applied-for payment, executed by the Contractor and when applicable, by material suppliers, subcontractors and/or others who provided work, services or material to the Premises. At Landlord's option, disbursements may be made directly to Architect, Contractor, subcontractors, materialmen, laborers and other persons planning or performing the Tenant Improvement Work.

         6.2.1 Landlord shall have no obligation to make any disbursement if the Tenant Improvement Work shall have been materially injured or damaged by fire or other casualty, unless Landlord shall have received sufficient insurance proceeds to cover the cost to replace such improvements injured or damaged, less Landlord's standard deductible.

         6.2.2 Landlord shall have the right to decline to make any requested disbursement if Landlord, in the exercise of its reasonable discretion, determines that the Tenant Improvement Work with respect to which the disbursement has been requested has not been constructed substantially in accordance with the Tenant Improvement Plans.

         6.2.3 Tenant agrees that if the costs connected with the Tenant Improvement Work have exceeded or can be expected to exceed the amounts set forth for such costs in the Budget related to the Tenant Improvement Work (whether as a result of Changes or otherwise) that it shall pay such costs or cover such deficiency directly and submit to Landlord a receipt and lien release for such payment;

         6.2.4 In the case of Tenant Improvement Work, Landlord shall have no obligation to: (i) disburse any funds for any expense not included within a category shown in the Budget related to the Tenant Improvement Work or (ii) make any disbursement if after giving effect to such disbursement, to any of Tenant's funds received by Landlord or to any direct payments made by Tenant pursuant to
Section 6.2.3 above, the aggregate amount of the Allowances disbursed for any line item in the Budget related to the Tenant Improvement Work will exceed the sum of the amount shown for that line item in such Budget, provided, however, that:

         (A) in the event that there are savings in a particular line item expense category, then Tenant shall have the right, with the consent of Landlord which shall not be unreasonably withheld or delayed, to reallocate such savings to another line item so as to permit disbursements; and

         (B) upon the receipt of Landlord's prior written approval, which approval shall not be unreasonably withheld or delayed, Tenant shall have the right to allocate funds from the "Contingency" line item in such Budget, until such funds are exhausted, to other line item expense categories or new expenses not originally included within the Budget; so as to permit disbursements; provided that the overall amount disbursed by Landlord of the applicable Allowance does not increase.

         6.2.5 Landlord shall have no obligation to make a disbursement from the Allowances for any Tenant Improvement Work if Landlord has not received the Architect's certificate and the other documentation required under Section 6.2 above.

         6.3 Any funds not expended from the Allowances after payment of all final accounts associated with the construction of the Tenant Improvement Work shall remain with Landlord.

         6.3.1 Tenant shall pay for Tenant Improvement Work costs in excess of the Allowances, if any, within thirty (30) days of invoicing by the party providing such work and/or materials and shall obtain and deliver to Landlord unconditional lien releases in connection with such payment.

         6.3.2 Notwithstanding Section 6.3.1, if Tenant is unable to obtain unconditional lien releases or if any liens are filed against the Building or the Research Complex as a result of Tenant's Improvement Work, then within thirty (30) days after completion of the work or receipt of notice of lien, Tenant shall cause the lien or lien rights to be released of record or to be bonded over by a bond reasonably satisfactory to Landlord in the amount of 150% of the amount of the lien.

         6.4 Tenant Improvement Work chargeable against the Allowances shall include, in addition to the cost of construction for work shown on the Tenant Improvement Plans, the cost of space planning, Architect, engineering work, and other related costs or services, building permits and other City imposed planning and inspection fees, performance incentive payments and all similar types of costs and fees associated with the Tenant Improvement Work (if approved in the Budget or otherwise approved in writing by Landlord). Landlord shall be responsible for the cost, which shall not be charged against the Allowances, of Landlord's Work. Tenant shall be responsible for the cost of the work described under Section 3.3 herein which cost shall not be charged against the Allowances. In addition, the Allowances shall not be used for the following: (a) the purchase of personal or trade fixtures for Tenant; (b) costs for improvements which are not shown on or described in the Tenant Improvement Plans unless otherwise approved by Landlord and Tenant; (c) attorneys' fees incurred by Tenant in connection with the negotiation of construction contracts, and attorneys' fees, experts' fees and other costs incurred by Tenant in connection with disputes with third parties; (d) costs incurred as a consequence of delay (unless the delay is caused by Landlord and excepting any Permitted Delay); (e) construction defects or default by a contractor; (f) costs recoverable by Tenant upon account of warranties and insurance; and (g) wages, labor and overhead for overtime and premium time unless approved by Landlord and Tenant.

         6.5 Architect and Tenant shall jointly be responsible for ensuring that all construction work is carried out by the Contractor in accordance with the Tenant Improvement Plans and the Contractor shall in turn be responsible for the execution of the work in accordance with Tenant Improvement Plans and as directed by Architect and Tenant.

                                    ARTICLE 7
                                  MISCELLANEOUS

         7.1 Substantially Complete shall mean the Contractor has completed the Tenant Improvement Work as shown on the Tenant Improvement Plans (subject only to a punch list of items that do not materially and substantially interfere with Tenant's use of the Premises), the temporary certificate of occupancy or the necessary permit from the City of Seattle has been issued, if required, or a substantial completion certificate is given by Architect to Landlord.

         7.2 To the extent this Work Letter and the Lease are in conflict, the terms of this Work Letter shall prevail.

         7.3 This Work Letter is subject to the requirements of Landlord's lender. Tenant agrees to cooperate with Landlord, at no cost to Tenant, in meeting Landlord's lender's requirements and in obtaining said lender's approvals.

         7.4 Permitted Delay shall mean: (a) the occurrence of a force majeure such as the unavailability of supplies or strikes by trade groups necessary for substantial completion of such work; (b) extraordinary acts of government that force a general halt of Construction at the Building and the surrounding vicinities of the Building; or (c) governmental or regulatory delays in inspecting and/or approving the Tenant Improvements (as defined below) beyond the reasonable control of Tenant.

         7.5 In all cases where this Work Letter provides for approval by Landlord, the approval shall not be unreasonably withheld or delayed. Except where otherwise specifically provided, where Landlord's approval is required, Landlord shall respond within ten (10) business days, either granting its approval or giving Tenant detailed information as to what is not acceptable and why. If Landlord does not respond within that ten-day period, Landlord shall be deemed to have approved the matter.

         IN WITNESS WHEREOF, the parties hereto have executed this Work Letter as of the date first above written.

Landlord:                                   Tenant:

Fred Hutchinson Cancer Research Center      Corixa Corporation

By: __________________________________      By: _______________________________
Name: ________________________________      Name: _____________________________
Its: _________________________________      Its: ______________________________


By: __________________________________      By: _______________________________
Name: ________________________________      Name: _____________________________
Its: _________________________________      Its: ______________________________

                                    EXHIBIT A

                          INDOOR AIR QUALITY PROCEDURES
                               DURING CONSTRUCTION

         This Exhibit sets forth procedures for maintaining the air quality in the Building during all new and remodel construction.

         1. Notification. Tenant shall notify Landlord at least 24 hours in advance of construction work to be performed in the Building by Tenant or its agents. Such notification shall include the Materiel Safety Data Sheets (MSDS) and/or VOC content or emission rate information for all carpet, paint, varnish, lacquer, adhesives, and upholstered furniture (including upholstered area partitions) and the times and dates when such materials will be used and/or moved into the Building.

         2. Barriers. Clear polyethylene barriers will be installed between the construction site and any occupied area prior to commencement of construction. Minimum thickness of polyethylene shall be 4 mu. Every attempt will be made to install barriers as airtight as possible. Penetrations through barriers between Construction site and occupied area will be either a permanent manAoor or a series of two polyethylene curtains spaced a minimum of five feet apart with curtain access on alternating sides. A "tacky mat" will be placed on the occupied side and dirty mats will be removed such that no visible dust is spread outside the construction site. Doors leading to stairwells will remain closed before, during, and after construction.

         3. Use of Hazardous Materials. All hazardous materials for use in construction of the Tenant Improvement Work in storage or on any floor under the control of Tenant or its agents shall be sealed when not in use in accordance with WISHA standards.

         4. Low VOC Materials Specification. All carpet paint and adhesive must specify VOC content or VOC emission rate. Carpet adhesive is acceptable only if water based. Materials specified for work within the space shall meet the following VOC content requirements:

         Carpet: less than or equal to 0.5 milligrams/cubic meter/hour emissions rate
         Paint:  less than or equal to 100 grams/liter content
         Cove Base Adhesives:  0 VOC content only
         All Other Materials:  less than or equal to 100 grams/liter content

         5. Application of Paint. Varnish, Lacquer, Adhesives and Solvents. Where ventilation and exhaust to the Building exterior cannot be maintained in the construction site and adjoining affected areas cannot be protected, work with paint, varnish, lacquer, adhesives, and solvents shall be performed only between 6:00 p.m. and 2:00 a.m., seven days a week. When applying these materials: (a) instruction shall be given to workers to notify Landlord if the ventilation stops (workers must be taught how to recognize when the ventilation is off), and (b) doors, shelving, and other Building components shall be painted or finished on an unoccupied floor or off-site to the greatest extent possible, and allowed to off-gas a minimum of five days in a space maintained at a constant temperature of 65 degrees F or greater prior to deliver to the construction site.

         6. Furnishings. Tenant shall use good faith efforts to cause all new upholstered furniture and modular wall partitions to be allowed to off-gas with all packaging materials removed a minimum of five days in an off-site space maintained at a constant temperature of 65 degrees F or greater prior to delivery to the Building.

         7. Continuous Ventilation and Exhaust of Work Areas. During the construction period, Tenant shall continuously vent and exhaust the construction site to the exterior of the Building, maintain negative air pressure in the construction site relative to all occupied spaces, and maintain a constant space temperature in the construction site of 65 degrees F or greater.

                                    EXHIBIT J

                     FRED HUTCHINSON CANCER RESEARCH CENTER
                      COLUMBIA BUILDING UTILITY CAPACITIES
                                DECEMBER 1, 1995

Water:

The building is served by two water lines; a 6" on the east side and a 4" line on the west. This double ended arrangement provides redundant water supplies to the building. Incoming pressure is about 80 psig and is reduced to about 60 psig within the building.

Current average water consumption is about 68,000 ccf per month.

Sewer:

Building is served by three 6" sewer connections and two 8" storm connections. Connections are made to city mains at Boren, Columbia and Minor street. These services also pick-up Eklind Hall and the Annex.

Current average sewer usage is about 45,000 ccf per month.

Electrical Power:

Electrical power to the building is served from three 1500 KVA transformers located in SCL underground vault. Network connection is an N-1 configuration providing a total capacity of 3000 KVA with one 1500 KVA redundant transformer.

Current average electrical consumption is about 1,940,000 KWH per month for the Columbia building and the Annex.

Steam:

Building is served by Seattle Steam by a 6" 100 psig high pressure steam main capable of providing 14,000 lbs/hr. With an orifice and meter change, 25,000 lbs/hr could be provided.

Current average steam consumption is about 2,500,000 pounds per month.

HVAC:

Supply air systems:          System         Description                                  Design Air Flow
                             ------         -----------                                  ---------------
                             SF-1           Serves Basement, 1st & 2nd floors            65,000 cfm
                             SF-2           Serves 3rd & 4th floors                      82,000 cfm
                             SF-3           Critical supply                              18,000 cfm
                             SF-4           Serves 5th floor mechanical - H&V            15,000 cfm
                             SF-5           Serves 5th floor mechanical - ventilation    10,000 cfm
                             SF-6           Serves 6th & 7th floors                      84,000 cfm
                             SF-7           Serves 7th floor tissue culture                2,000 cfm
                                            -------------------------------------------- ---------------
                                            Total supply air to Columbia Building:       276,000 cfm

Fume hood exhaust systems:                  Floor                                        CFM
                                            3rd Floor                                    11,500 cfm
                                            4th Floor                                    11,000 cfm
                                            6th Floor                                    10,250 cfm
                                            7th Floor                                    14.400 cfm
                                            -----------------------------------------------------------
                                            Total Building                               47,150 cfm

                                   EXHIBIT "K"

                                     WARRANT

         In a form to be agreed upon by HSP, Inc. and Corixa Corporation.








                                       K-1